UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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EPR Properties

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NOTICE OF 2019 ANNUAL MEETING

OF SHAREHOLDERS

Meeting Information

Date:	May 30, 2019
Time:	11:00 a.m.
Location:	EPR Properties
909 Walnut Street, Suite 200
Kansas City, Missouri 64106

April 18, 2019

Dear Shareholders:

The 2019 annual meeting of shareholders of EPR Properties will be held at our offices at 909 Walnut Street, Suite 200, Kansas City, Missouri 64106 on May 30, 2019 at 11:00 a.m. (local time). At the meeting, our shareholders will vote:

•	To elect Barrett Brady, Peter C. Brown and James B. Connor as trustees to serve for a one-year term (Proposal No. 1);

•	To approve our named executive officers’ compensation in an advisory vote (Proposal No. 2); and

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2019 (Proposal No. 3).

Shareholders will also transact any other business that may properly come before the meeting.

All holders of record of our common shares at the close of business on March 8, 2019 are entitled to vote at the meeting or any postponement or adjournment of the meeting.

We are pleased to continue to take advantage of the Securities and Exchange Commission rules that allow companies to furnish their proxy materials to their shareholders over the Internet. As a result, we are mailing to our shareholders a notice instead of a printed copy of this proxy statement and our 2018 annual report to shareholders. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those shareholders can receive a printed copy of our proxy materials, including this proxy statement, our 2018 annual report to shareholders and a form of proxy card or voting instruction form. Continuing to employ this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

You are cordially invited to attend the meeting in person. Whether or not you intend to be present at the meeting, our Board of Trustees asks that you vote as promptly as possible. You may vote by proxy over the Internet or by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction form. Please review the instructions on each of your voting options described in this proxy statement, as well as in the notice you received in the mail. Your vote is important and all shareholders are encouraged to attend the meeting and vote in person or by proxy.

BY ORDER OF THE BOARD OF TRUSTEES

Craig L. Evans

Senior Vice President, General Counsel and Secretary

909 Walnut, Suite 200      Kansas City, MO 64106      816.472.1700      Toll Free: 888 EPR REIT      Fax: 816.472.5794      www.eprkc.com

Proxy Statement EPR Properties 909 Walnut Street, Suite 200 Kansas City, Missouri 64106

This proxy statement (this “Proxy Statement”) provides information about the 2019 annual meeting of shareholders (the “Annual Meeting”) of EPR Properties (“we,” “us” or the “Company”) to be held at our offices at 909 Walnut Street, Suite 200, Kansas City, Missouri 64106, on May 30, 2019, beginning at 11:00 a.m. (local time), and at any postponements or adjournments of the meeting.

The Notice Regarding the Availability of Proxy Materials and this Proxy Statement and form of proxy are being distributed and made available on or about April 18, 2019.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting Information:

Time and Date:	11:00 a.m. (local time) on Thursday, May 30, 2019
Place:	EPR Properties 909 Walnut Street, Suite 200 Kansas City, Missouri 64106
Record Date:	March 8, 2019
Voting:	Only shareholders of record at the close of business on March 8, 2019 are entitled to notice of, and to vote at, the Annual Meeting.
How to Vote:

If you are a shareholder of record, you may vote over the Internet, or by telephone or by mail if you received a printed set of proxy materials, or in person at the Annual Meeting. If you are a beneficial owner of our common shares of beneficial interest held in “street name,” you may vote at the Annual Meeting if you obtain a proxy from your bank, broker or other nominee that holds your shares. You may also vote over the Internet, or by telephone or by mail if you received a printed set of proxy materials.

Attending the Annual Meeting:

All shareholders as of the close of business on the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in “street name” through a broker, bank or other nominee, you will need to bring a legal proxy from your broker, bank or other nominee (the shareholder of record).

2019 Proxy Statement	Page 1

Annual Meeting Agenda and Voting Recommendations:

Proposal		Board’s Voting Recommendation	Page
No. 1	Election of Trustees	“FOR” each trustee nominee	11

The Company is asking shareholders to elect three trustee nominees to the Board. The Board believes that the nominees possess the necessary experience, qualifications, attributes and skills to serve as trustees.

No. 2	Advisory Vote on Executive Compensation	“FOR”	31
The Company is asking shareholders to approve, on an advisory basis, the compensation for the named executive officers disclosed in these proxy materials.
No. 3	Ratification of Selection of Independent Registered Public Accounting Firm	“FOR”	65

The Company and the Audit Committee are asking shareholders to ratify the engagement of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Trustee Nominees:

The following table provides summary information about each trustee nominee.

Name	Age	Trustee Since	Principal Occupation	Committee Memberships
Barrett Brady(1)	72	2004	Retired Senior Vice President of Highwoods Properties, Inc.	Audit, Nominating/ Company Governance, Finance, and Compensation and Human Capital
Peter C. Brown(1)	60	2010	Chairman of Grassmere Partners, LLC and Retired Chairman, Chief Executive Officer and President of AMC Entertainment Inc.	Audit, Nominating/Company Governance, Finance (Chair), and Compensation and Human Capital
James B. Connor(1)	60	2019	Chairman and Chief Executive Officer of Duke Realty Corporation	Audit, Nominating/Company Governance, Finance, and Compensation and Human Capital

   (1) Independent Trustee

2019 Proxy Statement	Page 2

Corporate Governance Highlights:

•	Seven of the eight trustees, including the Chairman of the Board, are independent and meet regularly in executive session.

•	The roles of Chief Executive Officer and Chairman of the Board are separate.

•	We have adopted a majority vote standard for the election of trustees.

•	We impose trustee age limits.

•	Only independent trustees are Committee members.

•	The Board has a robust trustee nominee selection process.

•	The Board has share ownership guidelines for trustees and executive officers.

•	The Company has an anti-hedging policy.

•	Board, Committee and trustee performance evaluations are performed annually.

•	The Board and Committees are responsible for risk oversight.

•	The Board amended the Company’s Bylaws in 2017 to permit shareholders to make amendments to the Bylaws.

•	Shareholders approved an amendment to the Company’s Declaration of Trust in 2018 to phase-out the Company’s classified board structure.

•	All of our trustees were in attendance at 96% of the meetings of the Board and Committees on which they served during the 2018 fiscal year.

•	All but one of our trustees attended the Company’s 2018 Annual Meeting of Shareholders.

Financial Highlights:

The following are financial highlights of 2018:

•	Total revenue was $700.7 million for 2018, representing a 22% increase from 2017.

•	Net income available to common shareholders was $242.8 million, or $3.27 per diluted common share, compared to $234.2 million, or $3.29 per diluted common share, for 2017.

•	FFO (a non-GAAP financial measure) for 2018 was $414.3 million, or $5.51 per diluted common share, compared to $327.4 million, or $4.58 per diluted common share, for 2017.(1)

•

FFO as adjusted (a non-GAAP financial measure) for 2018 was $460.4 million, or $6.10 per diluted common share, compared to $360.5 million, or $5.02 per diluted common share, for 2017, representing a 22% increase in per share results.(1)

•

For much of 2018, market conditions were such that our cost of capital was higher, thus reducing the spread between what we could charge in rent and interest to our tenants and borrowers for new investments and the cost at which we could raise new capital. As a result, we became more selective in our investment spending decision-making in 2018 and implemented a plan to sell existing assets rather than raise new capital to fund such investments. In the latter half of 2018, these conditions improved and our investment sending increased to $333.5 million during that period. Accordingly, our total investment spending was $572.0 million in 2018 compared to $1.6 billion in the prior year (which included a single recreation transaction totaling $730.8 million) and dispositions and mortgage note pay-offs totaled $471.1 million compared to $197.6 million in the prior year.

2019 Proxy Statement	Page 3

•	Our net debt to adjusted EBITDA ratio (a non-GAAP financial measure) was 5.5x at December 31, 2018 compared to 5.4x at December 31, 2017.(1)

•	We raised the dividend on our common shares almost 6% compared to 2017.

(1)

For more information regarding these non-GAAP financial measures and for a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, see “Non-GAAP Financial Measures” on pages 52 through 58 in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Executive Compensation Highlights:

Our compensation program is designed to attract and retain quality executives, aligning our executives’ interests with those of our shareholders, and motivating them to achieve, and rewarding them for, superior performance, with the goal of maximizing long-term shareholder value. Underlying our compensation program is a compensation philosophy that seeks to:

•	Create a balanced and competitive compensation program utilizing base salary, annual incentives, long-term equity-based incentive compensation and other benefits,

•	Emphasize variable performance-based compensation,

•	Reward executives for performance on measures designed to increase shareholder value, and

•

Use equity-based incentives, including nonvested restricted common shares and nonvested common share options, to ensure that executives are focused on achieving appropriate earnings growth and dividend levels and building shareholder value by aligning the executive’s interests with those of our shareholders.

2019 Proxy Statement	Page 4

To accomplish these goals, our executive compensation program emphasizes performance-based incentive compensation under our annual incentive program and long-term incentive plan payable primarily through equity grants, all of which are considered at-risk. Some of the compensation “best practices” we employ in furtherance of our philosophy include:

What We Do	What We Don’t Do

✓   The majority of total compensation is at-risk and tied to performance (i.e., not guaranteed); fixed salaries comprise a modest portion of each NEO’s overall compensation opportunity.

✓   We enhance executive officer retention with time-based, multi-year vesting schedules for equity incentive awards granted for prior performance.

✓   To set variable pay, we annually establish performance goals for management, assess performance-against-target and compare our performance on key metrics against other triple-net lease REITs that we consider comparable.

✓   Multi-year, long-term incentive equity awards use relative TSR as the main metric.

✓   We have share ownership guidelines for our executives and trustees.

✓   We engage an independent compensation consultant to advise the Compensation and Human Capital Committee (referred to in this Proxy Statement as our Compensation Committee), which is comprised solely of independent trustees.

✓   We incent executives to elect to receive annual incentive awards in the form of nonvested restricted common shares instead of cash, further aligning their interests with shareholders.

✗  We do not target compensation above the market median (50th percentile overall) of our comparative group of peer companies; we generally use slightly below the median as the beginning reference point and the Compensation Committee then adjusts pay based on a comprehensive review of performance.

✗  We do not provide our executives and will not provide any new executives with tax gross-ups with respect to payments made in connection with a change of control.

✗  We do not allow hedging of Company securities.

✗  We do not encourage unnecessary or excessive risk taking as a result of our compensation policies; incentive compensation is not based on a single performance metric and we do not have guaranteed minimum payouts.

✗  We do not allow for repricing of common share options.

✗  We do not provide excessive perquisites; we provide perquisites that we believe align management and shareholder interests.

2019 Proxy Statement	Page 5

ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Why am I receiving these materials?

We have made these materials available to you over the Internet or, upon your request, have delivered printed copies of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at the Annual Meeting, which will take place on Thursday, May 30, 2019. As a shareholder, you are invited to attend the Annual Meeting and vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.

What is included in the proxy materials?

The proxy materials include:

•	This Proxy Statement for the Annual Meeting; and

•	Our 2018 annual report to shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Annual Report”).

If you received a printed copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction form for the Annual Meeting.

What am I voting on?

Our Board of Trustees (also referred to herein as the “Board”) is soliciting your vote for:

•	The election of Barrett Brady, Peter C. Brown and James B. Connor as trustees to serve for a one-year term (Proposal No. 1);

•	The approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in these materials (the “say-on-pay” vote) (Proposal No. 2); and

•	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2019 (Proposal No. 3).

What are the Board’s recommendations?

The Board recommends you vote:

•	“FOR” the election of Barrett Brady, Peter C. Brown and James B. Connor as trustees to serve for a one-year term (Proposal No. 1);

•	“FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in these materials (Proposal No. 2); and

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2019 (Proposal No. 3).

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the

2019 Proxy Statement	Page 6

Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

If I share an address with another shareholder, and we received only one paper copy of the proxy materials, how may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders. This procedure reduces our printing costs, mailing costs and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to any shareholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, this Proxy Statement or the Annual Report, shareholders may write or call us at the following address and telephone number:

EPR Properties

Attention: Secretary

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(816) 472-1700

Shareholders who hold shares in “street name” (as described below) may contact their broker, bank or other similar nominee to request information about householding.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	View on the Internet the Company’s proxy materials for the Annual Meeting; and

•	Instruct the Company to send future proxy materials to you by email.

Our proxy materials are also available on the Internet at www.envisionreports.com/EPR.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who is entitled to vote at the meeting?

Holders of record of our common shares at the close of business on March 8, 2019 (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote their common shares held on that date at the meeting or any postponements or adjournments of the Annual Meeting. On the Record Date, 74,908,441 common shares of the Company were outstanding.

How many votes do I have?

On each matter presented at the Annual Meeting, you are entitled to one vote for each common share owned by you at the close of business on the Record Date.

2019 Proxy Statement	Page 7

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the shareholder of record with respect to those shares, and we sent the Notice directly to you. If you requested printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a broker, bank or other nominee, then you are the beneficial owner of those shares in “street name,” and the Notice was forwarded to you by your broker, bank or other nominee who is considered the shareholder of record with respect to those shares. As a beneficial owner, you have the right to instruct your broker, bank or other nominee on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.” If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.

If I am a shareholder of record of the Company’s shares, how do I vote?

There are four ways to vote:

•	In Person. If you are a shareholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card.

•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

If I am a beneficial owner of shares held in street name, how do I vote?

There are four ways to vote:

•

In Person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the broker, bank or other nominee that holds your shares. Please contact your broker, bank or other nominee for instructions regarding obtaining a legal proxy.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the vote instruction form.

•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our common shares outstanding on the Record Date will constitute a quorum, permitting the Annual Meeting to proceed. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

2019 Proxy Statement	Page 8

How are proxies voted?

All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

•	Sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2019 (Proposal No. 3) is a matter considered routine under applicable rules. A broker, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 3.

The election of trustees (Proposal No. 1) and the say-on-pay vote (Proposal No. 2) are matters considered non-routine under applicable rules. A broker, bank or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposal Nos. 1 and 2.

How many votes are needed to approve each item?

We have adopted a majority vote standard for the election of trustees. The affirmative vote of a majority of votes cast at the Annual Meeting is required for the election of trustees (Proposal No. 1). This means that the number of shares voted “FOR” each trustee nominee must exceed the number of votes “WITHHELD” from that trustee nominee in order for that nominee to be elected.

The affirmative vote of a majority of votes cast at the Annual Meeting is required to: (i) approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in these materials (Proposal No. 2); and (ii) ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2019 (Proposal No. 3). This means that the number of shares voted “FOR” each proposal must exceed the number of votes “AGAINST” that proposal in order for that proposal to be approved.

2019 Proxy Statement	Page 9

How are abstentions and broker non-votes counted?

Abstentions or withhold votes and broker non-votes will be counted to determine whether there is a quorum present. Each trustee nominee is elected by the affirmative vote of a majority of the votes cast for the election of that trustee nominee at the Annual Meeting. Only votes “FOR” or “WITHHELD” with respect to each trustee nominee are counted as votes cast. Broker non-votes are not counted as votes cast and will be entirely excluded from the vote and will have no effect on its outcome.

The proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in these materials (Proposal No. 2) and the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2019 (Proposal No. 3) each require the affirmative vote of a majority of the votes cast for that proposal at the Annual Meeting. Only votes “FOR” or “AGAINST” each proposal are counted as votes cast. Abstentions and broker non-votes are not counted as votes cast and will be entirely excluded from the vote and will have no effect on its outcome.

What is the effect of the advisory vote?

The vote of the shareholders regarding the compensation of our named executive officers as disclosed in these materials (Proposal No. 2) is an advisory vote, and the result will not be binding on the Board of Trustees or the Company. However, the Board and the Compensation Committee, which is comprised of independent trustees, will consider the outcome of the vote when making future executive compensation decisions.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet or by telephone (in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Secretary a written notice of revocation prior to the Annual Meeting.

Does the Company have a policy for confidential voting?

We have a confidential voting policy. Your proxy will be kept confidential and will not be disclosed to third parties, other than our inspector of election and personnel involved in processing the proxy instructions, ballots and voting tabulations, except where disclosure is mandated by law and in other limited circumstances.

Where can I find the voting results of the Annual Meeting?

The Company intends to announce preliminary voting results at the Annual Meeting and disclose final results in a current report on Form 8-K or quarterly report on Form 10-Q filed with the SEC within four business days after the Annual Meeting. If final results are not yet known within that four business day period, the Company will disclose preliminary voting results in a Form 8-K and file an amendment to the Form 8-K to disclose the final results within four business days after such final results are known.

2019 Proxy Statement	Page 10

COMPANY GOVERNANCE

Proposal No. 1 – Election of Trustees

What are you voting on?	The Board has nominated Barrett Brady, Peter C. Brown and James B. Connor to serve as trustees for a term expiring at the next annual meeting of shareholders or until their successors are duly elected and qualified. Mr. Brady is currently a trustee who was elected by shareholders at the 2004 annual meeting, and Mr. Brown is currently a trustee who was elected by shareholders at the 2010 annual meeting. Mr. Connor is currently a trustee who was elected by the Board in January 2019 to fill a newly created vacancy.

The Board of Trustees consists of eight members. Prior to our 2018 annual meeting of shareholders, the Board of Trustees was divided into three classes having three-year terms that expired in successive years. At the 2018 annual meeting, the Company’s shareholders approved an amendment to the Company’s Declaration of Trust to phase-out the Company’s classified board structure, such that trustees whose terms expire (or trustees elected to fill vacancies) after the 2018 annual meeting will be elected to serve for a term expiring at the Company’s next annual meeting of shareholders. Pursuant to the amendment, the Company’s Board of Trustees will be fully declassified by the 2021 annual meeting. Messrs. Brady and Brown were previously classified as Class I trustees with a term scheduled to expire at the 2019 annual meeting. In January 2019, the Board of Trustees increased its size from seven to eight members and elected Mr. Connor to fill the newly created vacancy.

The nominees, Messrs. Brady, Brown and Connor, have been nominated upon the recommendation of the Nominating/Company Governance Committee, which is comprised solely of independent trustees. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them in accordance with the shareholder’s instruction or, if no instruction is made, for the election of the Board’s nominees for trustee.

Vote Required

Each trustee nominee who receives a majority of the votes cast in favor of such trustee nominee’s election (i.e., the number of shares voted “FOR” a trustee nominee must exceed the number of shares “WITHHELD” from that trustee nominee, excluding abstentions) will be elected a trustee, in an uncontested election.

The Company’s Trustee Resignation Policy provides that any trustee nominee who does not receive a majority of votes cast in favor of such trustee nominee’s election must promptly tender his or her irrevocable resignation to the Company’s Board, subject only to the condition that the Board accept the resignation. The Board and the Nominating/Company Governance Committee must consider and act on the resignation, as more fully described under “Additional Information Concerning the Board of Trustees – Mandatory Trustee Resignation Policy.”

Your Board recommends a vote “FOR” the election of Barrett Brady, Peter C. Brown and James B. Connor as trustees.

Here is a brief description of the backgrounds and principal occupations of the three individuals nominated for election as trustees and each trustee whose term of office will continue after the Annual Meeting.

2019 Proxy Statement	Page 11

Trustees and Nominees

(Serving and Nominated for a Term Expiring at the 2020 Annual Meeting)

Barrett Brady	Trustee since: 2004 and Nominee	Age: 72	Independent

Mr. Brady retired December 31, 2008 from his position as Senior Vice President of Highwoods Properties, Inc., a NYSE-listed real estate investment trust. Mr. Brady served as President and Chief Executive Officer of J.C. Nichols Company, a real estate company headquartered in Kansas City, Missouri, until its acquisition in 1998 by Highwoods Properties, Inc. Before joining J.C. Nichols Company in 1995, Mr. Brady was President and Chief Executive Officer of Dunn Industries, Inc., a major construction contractor. Mr. Brady serves on the board of directors, the audit and executive committees, and is chairman of the ESOP of J.E. Dunn Construction Group, Inc. He also serves on the board of directors, the compensation and nominating committees and is chairman of the audit committee of NASB Financial, Inc., a thrift holding company of North American Savings Bank, F.S.B., and he serves on the board of directors and is chairman of the audit committee of North American Savings Bank, F.S.B. He also serves on the board of directors as lead independent director and as a member of the audit, corporate governance and investment committees of CorEnergy Infrastructure Trust, Inc., a NYSE-listed owner of U.S. infrastructure assets. Mr. Brady received a B.B.A. from Southern Methodist University and an M.B.A. from the University of Missouri.

Peter C. Brown	Trustee since: 2010 and Nominee	Age: 60	Independent

Mr. Brown is Chairman of Grassmere Partners, LLC, a private investment firm. Prior to founding Grassmere Partners, Mr. Brown served as Chairman of the Board, Chief Executive Officer and President of AMC Entertainment Inc., one of the world’s leading theatrical exhibition and entertainment companies, from July 1999 until his retirement in February 2009. He joined AMC in 1990 and served as AMC’s President from January 1997 to July 1999, and Senior Vice President and Chief Financial Officer from 1991 to 1997. Mr. Brown served as the non-executive Chairman of the Board of Trustees of the Company from 1997 to 2003. Mr. Brown currently serves on the board of directors and audit and finance committees of CenturyLink, Inc., a NYSE-listed global communications provider, and he serves on the board of directors and audit, compensation and nominating committees of Cinedigm Corp., a Nasdaq-listed leader in digital entertainment content distribution. Past additional public company boards on which Mr. Brown served include: National CineMedia, Inc., Midway Games, Inc., LabOne, Inc., and Protection One, Inc. Mr. Brown is a graduate of the University of Kansas.

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James B. Connor	Trustee since: 2019 and Nominee	Age: 60	Independent

Mr. Connor has served as Chairman and Chief Executive Officer of Duke Realty Corporation, a NYSE-listed real estate investment trust, since April 2017, and as a member of the board of directors of Duke Realty Corporation since 2015. Prior to being named Chairman and Chief Executive Officer, Mr. Connor held various senior management positions with Duke Realty Corporation, including President and Chief Executive Officer from January 1, 2016 through April 25, 2017, Senior Executive Vice President and Chief Operating Officer from 2013 to 2015, Senior Regional Executive Vice President from 2011 to 2013, and Executive Vice President Midwest region from 2003 to 2010. Prior to join Duke Realty Corporation in 1998, Mr. Connor held numerous executive and brokerage positions with Cushman & Wakefield, most recently serving as Senior Managing Director for the Midwest area. Mr. Connor serves on the Advisory Board of the Marshall Bennett Institute of Real Estate at Roosevelt University in Chicago. Mr. Connor is also a member of the Board of Governors of the National Association of Real Estate Investment Trusts and the Real Estate Round Table and serves as a director of the Central Indiana Corporate Partnership. Mr. Connor has a Bachelor’s Degree in Business Administration and Real Estate Finance from Western Illinois University.

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Class II Trustees

(Serving for a Term Expiring at the 2020 Annual Meeting)

Robert J. Druten	Trustee since: 2004	Age: 72	Independent

Mr. Druten is Chairman of our Board of Trustees. In August 2006, Mr. Druten retired as Executive Vice President and Chief Financial Officer and a Corporate Officer of Hallmark Cards Incorporated. Mr. Druten serves as the chairman of the board of directors and chairman of the executive committee of Kansas City Southern, a NYSE-listed transportation company. Mr. Druten also serves on the compensation and nominating and governance committees of Kansas City Southern. Mr. Druten serves on the board of directors of Alliance GP, LLC, the managing general partner of Alliance Holdings GP, L.P., a Nasdaq-listed company indirectly engaged in the production and marketing of coal to utilities and industrial users. Mr. Druten also serves on the audit and conflicts committees of Alliance GP, LLC. Mr. Druten previously served on the board of directors of American Italian Pasta Company, from 2007 until it was acquired by Ralcorp Holdings, Inc. in July 2010, where he was the chairman of the audit committee and also served on the compensation committee. Mr. Druten received a B.S. in Accounting from the University of Kansas and an M.B.A. from Rockhurst University.

Gregory K. Silvers	Trustee since: 2015	Age: 55

Mr. Silvers was appointed as our Chief Executive Officer and President in February 2015. Prior to being appointed as our Chief Executive Officer and President, Mr. Silvers served as our Executive Vice President since February 2012 and as our Chief Operating Officer since 2006 and Chief Development Officer since 2001. Mr. Silvers previously served as our Vice President from 1998 until February 2012 and as our Secretary and General Counsel from 1998 until October 2012. From 1994 to 1998, he practiced with the law firm of Stinson Leonard Street LLP specializing in real estate law. Mr. Silvers received his J.D. in 1994 from the University of Kansas.

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Robin P. Sterneck	Trustee since: 2013	Age: 61	Independent

Ms. Sterneck is President of Highland Birch Group, a private business consulting firm, and dedicates a portion of her time to Sterneck Capital Management, LLC. Prior to founding Highland Birch Group, Ms. Sterneck served in various capacities at Swiss Reinsurance (“Swiss Re”), a leading wholesale provider of reinsurance, insurance and other insurance-based forms of risk transfer, including serving as Managing Director, Head of Global Talent from January 2009 until her retirement in September 2009, and as Managing Director, Head of Commercial Insurance from 2006 until 2009. Ms. Sterneck joined Swiss Re upon its acquisition of GE Insurance Solutions in 2006. Prior to the acquisition, Ms. Sterneck served in a number of positions at GE Insurance Solutions beginning in 1999, including Head of the Commercial Insurance Division, a member of the Executive Leadership Team and a Global Marketing Leader. She also served as Senior Vice President of GE Capital from 1996 until 2006, and she previously held a number of positions with various subsidiaries of General Electric Co. (“GE”). Prior to joining GE in 1996, Ms. Sterneck spent 15 years in investment banking and public finance, including serving as Managing Director of Public Finance for Clayton Brown & Associates and as Senior Vice President for Shearson Lehman Brothers. Ms. Sterneck currently serves and has served on numerous non-profit and private company boards. She is a National Association of Corporate Directors (“NACD”) Board Leadership Fellow. NACD Fellowship is a comprehensive and continuous program of study that empowers directors with the latest insights, intelligence and leading boardroom practices. She received a B.S. in Science from Trinity College of Vermont and an M.B.A. from Tulane University.

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Class III Trustees

(Serving a Term Expiring at the 2021 Annual Meeting)

Thomas M. Bloch	Trustee since: 2013	Age: 65	Independent

Mr. Bloch retired as President and Chief Executive Officer of H&R Block, Inc. in 1995, after a nineteen-year career with the company. He began teaching math in Kansas City’s urban core at St. Francis Xavier School in 1995 and then in 2000 co-founded University Academy, an urban college preparatory public charter school. Until 2013, Mr. Bloch served in numerous positions at the nationally recognized charter school, including as President of the Board for its first ten years and as a teacher. A past Chairman of the University of Missouri-Kansas City (UMKC) Trustees, he currently serves as Chairman of the UMKC Foundation, the Marion and Henry Bloch Family Foundation, and the H&R Block Foundation. He is the author of two books, Stand for the Best and Many Happy Returns. Mr. Bloch graduated cum laude from Claremont McKenna College in Claremont, California in 1976.

Jack A. Newman, Jr.	Trustee since: 2009	Age: 71	Independent

Mr. Newman currently runs his own company, Jack Newman Advisory Services, through which he offers strategy and general business consulting services. Prior to establishing this entity in 2008, Mr. Newman served for over 12 years as Executive Vice President for Cerner Corporation, a Nasdaq-listed information systems and knowledge services company. Prior to joining Cerner Corporation, Mr. Newman spent 22 years with KPMG LLP, including 14 years as a partner, the last four of which he served as National Partner-in-Charge of an industry strategy practice of KPMG LLP. He serves on four other boards, one of which is the legal board of Enterprise Bank and Trust, the banking subsidiary of Enterprise Financial Services Corp., a Nasdaq-listed financial holding company. Mr. Newman formerly served on the board of directors of Ferrellgas Partners, L.P., a NYSE-listed distributor of propane and related equipment and supplies. Mr. Newman is a C.P.A., has a Bachelor of Arts degree from Benedictine College and a Master’s degree in Public Administration from the University of Missouri-Kansas City.

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The Nominating/Company Governance Committee has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and the business priorities.

The following table summarizes certain key characteristics of the Company’s business and the associated qualifications, attributes, skills and experience that the Nominating/Company Governance Committee believes should be represented on the Board.

Business Characteristics	Qualifications, Attributes, Skills and Experience
The Company’s business involves complex financial transactions and accounting issues.	• High level of financial literacy. • Relevant CEO/President experience. • Relevant CFO/COO experience.
Real estate investment and development is the core focus of the Company’s business.	• Extensive knowledge of the real estate industry.
The Company’s business involves the acquisition and development of entertainment, recreation, education or other specialty properties.	• Extensive knowledge of the entertainment industry. • Extensive knowledge of the recreation industry (including ski, waterparks, etc.). • Extensive knowledge of the education industry.
The Company’s business involves accessing the capital markets on a regular basis.	• Extensive knowledge of public debt and equity markets. • Extensive knowledge of credit markets.
The Company is experiencing rapid growth and plans to continue expanding investments in its existing segments as well as potentially introducing new segments.

•   Diversity of race, ethnicity, gender, age, cultural background or professional experience.

•   Extensive knowledge of strategic planning and organizational design.

•   Specific in-depth knowledge of consumer discretionary industries.

•   Extensive knowledge of human capital management.

The Board’s responsibilities include understanding and overseeing the various risks facing the Company and ensuring that appropriate policies and procedures are in place to effectively manage risk.	• Risk oversight/management expertise.
The Company must comply with complex regulatory requirements and is committed to strong and transparent corporate governance practices.	• Independence. • Extensive knowledge of public company corporate governance matters. • Legal or regulatory experience.

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Set forth below is a chart listing each of the specific qualifications, attributes, skills and experiences discussed above. While we look to each trustee to be knowledgeable in these areas, an “X” in the chart indicates the specific qualification, attribute, skill or experience that each trustee brings to the Board. The lack of an “X” for a particular item does not mean that the trustee does not possess that qualification, attribute, skill or experience.

Qualifications, Attributes, Skills and Experience
High level of financial literacy	X	X	X	X	X	X	X	X
Relevant CEO/President experience	X	X	X	X			X
Relevant CFO/COO experience	X		X	X	X	X	X	X
Extensive knowledge of the real estate industry		X		X			X
Extensive knowledge of the entertainment industry			X		X		X
Extensive knowledge of the recreation industry (including ski, waterparks, etc.)							X
Extensive knowledge of the education industry	X						X
Extensive knowledge of public debt and equity markets			X	X	X		X	X
Extensive knowledge of credit markets			X	X			X
Diversity of race, ethnicity, gender, age, cultural background or professional experience	X							X
Extensive knowledge of strategic planning and organizational design	X	X	X	X	X	X	X	X
Exposure to, or specific in-depth knowledge of, consumer discretionary industries			X		X
Risk oversight/management expertise	X	X	X	X	X	X	X	X
Independence	X	X	X	X	X	X		X
Extensive knowledge of public company corporate governance matters	X	X	X	X	X	X	X	X
Extensive knowledge of human capital management								X
Legal or regulatory experience						X	X	X

The Nominating/Company Governance Committee and the Board of Trustees have evaluated the specific experience, qualifications, attributes, and skills of each nominee and trustee to determine that such person should serve as a trustee of the Company at this time. In doing so, the Nominating/Company Governance Committee and the Board focused primarily on the credentials described above. Particular consideration was given to the many years of experience each nominee and trustee has in real estate, finance and the entertainment, recreation and education businesses, and the diversity of experience, background and other relevant distinctions among the trustees. The Nominating/Company Governance Committee and the Board believe that such experience and diversity are vital in order to quickly identify, understand, and address new trends, challenges, and opportunities for the Company.

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The Nominating/Company Governance Committee and the Board also recognized the value of participation by each of the current members of the Board in the NACD, and particularly their access to NACD resources, presentations and updates regarding company governance, executive compensation, risk oversight and strategic planning. The Nominating/Company Governance Committee and the Board believe that these resources ensure that our trustees are fully informed of current issues and best governance practices.

Each of Messrs. Brady, Brown and Connor has consented to serve on the Board of Trustees. If Mr. Brady, Mr. Brown or Mr. Connor should become unavailable to serve as a trustee, the Board of Trustees or the Nominating/Company Governance Committee may designate a substitute nominee or may elect to keep the vacancy unfilled. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board of Trustees or the Nominating/Company Governance Committee.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF TRUSTEES

Our Board of Trustees is committed to effective company governance. We have adopted Company Governance Guidelines, Independence Standards for Trustees and a Code of Business Conduct and Ethics for all officers, employees and trustees. Those documents and the charters of our Audit Committee, Nominating/Company Governance Committee, Finance Committee and Compensation Committee may be found at the Company Governance section of our website at www.eprkc.com and are available in print to any shareholder or interested party who requests them. Requests for printed copies of our Company Governance Guidelines, Independence Standards for Trustees, Code of Business Conduct and Ethics or any charters of our Board committees should be submitted in writing to the Secretary of the Company at 909 Walnut Street, Suite 200, Kansas City, Missouri 64106.

Company Governance Guidelines and Code of Business Conduct and Ethics

Our Company Governance Guidelines address a number of topics, including the role and responsibilities of our Board, the qualifications of independent trustees, the ability of shareholders and interested parties to communicate directly with the independent trustees, Board committees, separation of the offices of Chairman and Chief Executive Officer, trustee compensation, and management succession. Our Nominating/Company Governance Committee reviews our Company Governance Guidelines on a periodic basis to ensure their continued effectiveness.

We have also adopted a Code of Business Conduct and Ethics that applies to our Chief Executive Officer, Chief Financial Officer, and all other officers, employees and trustees. We intend to disclose any changes in or waivers from our Code of Business Conduct and Ethics by posting such information on our website or by filing a Form 8-K with the SEC.

Trustee Independence

Our Company Governance Guidelines and the NYSE’s governance rules require that a majority of our trustees be independent. To qualify as independent for this purpose, our Board must affirmatively determine that a trustee has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). To assist our Board in making this determination, the Board has used our Independence Standards for Trustees as categorical standards to evaluate the independence of our independent trustees. Using those standards, the Board reviewed the independence of each of our trustees and trustee nominees. Based upon that review, the Board has affirmatively determined that each of our trustees and trustee nominees, except Mr. Silvers, has no material relationship with the Company and is thus independent in accordance with our Company Governance Guidelines and NYSE rules.

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The following is a summary of our Independence Standards for Trustees. For a complete description of those standards, please review our Independence Standards for Trustees at the Company Governance section of our website at www.eprkc.com.

•	A trustee is not independent if:

•

The trustee is, or has been within the last 3 years, an employee of the Company, or an immediate family member of the trustee is, or has been within the last 3 years, an executive officer of the Company,

•

The trustee has received, or has an immediate family member who has received, during any 12-month period within the last 3 years, more than $100,000 in direct compensation from the Company, other than trustee and committee fees and pensions or other forms of deferred compensation (provided such compensation is not contingent on future service),

•

(A) The trustee or an immediate family member is a current partner of the firm that is our internal or external auditor, (B) the trustee is a current employee of such firm, (C) the trustee has an immediate family member who is a current employee of such firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or (D) the trustee or an immediate family member was within the last 3 years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit within that time,

•

The trustee or an immediate family member is, or has been within the last 3 years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves on that company’s compensation committee, or

•

The trustee is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last 3 years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

•

A person who is an executive officer or affiliate of an entity that provides non-advisory financial services such as lending, check clearing, maintaining customer accounts, stock brokerage services or custodial and cash management services to the Company or its affiliates may be determined by the Board of Trustees to be independent if the following conditions are satisfied:

•	The entity does not provide financial advisory services to the Company,

•	The annual interest and/or fees payable to the entity by the Company do not exceed the numerical limitation described above,

•	Any loan provided by the entity is made in the ordinary course of business of the Company and the lender and does not represent the Company’s principal source of credit or liquidity,

•

The trustee has no involvement in presenting, negotiating, underwriting, documenting or closing any such non-advisory financial services and is not compensated by the Company, the entity or any of its affiliates in connection with those services,

•

The Board affirmatively determines that the terms of the non-advisory financial services are fair and reasonable and advantageous to the Company and no more favorable to the provider than generally available from other providers,

•	The provider is a recognized financial institution, non-bank commercial lender or securities broker,

•	The trustee abstains from voting as a trustee to approve the transaction, and

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•

All material facts related to the transaction and the relationship of the person to the provider are disclosed by the Company in its reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and proxy statement.

•

No person who serves, or whose immediate family member serves, as a partner, member, executive officer or in a comparable position of any firm providing accounting, consulting, legal, investment banking or financial advisory services to the Company, or as a securities analyst covering the Company, will be considered independent until after the end of that relationship.

•

No person who is, or who has an immediate family member who is, an officer, director, more than 5% shareholder, partner, member, attorney, consultant or affiliate of any tenant of the Company or any affiliate of such tenant will be considered independent until three years after the end of the tenancy or such relationship.

Mandatory Trustee Resignation Policy

The Company’s Trustee Resignation Policy provides that any trustee nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender his or her written offer of resignation to the Board following certification of the shareholder vote from the meeting at which the election occurred. The policy applies only to uncontested elections of trustees, which is defined as any election in which the number of trustee nominees for election does not exceed the number of trustees to be elected. Once such a resignation is tendered, the Nominating/Company Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation. The Board will then act on the tendered resignation, taking into account the recommendation of the Nominating/Company Governance Committee, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within ninety days from the date of the certification of the election results. The Nominating/Company Governance Committee in making its recommendation, and the Board in making its decision, may consider any factors or other information that it considers appropriate and relevant. The trustee who tenders his or her resignation is not permitted to participate in the proceedings of the Nominating/Company Governance Committee or the decision of the Board with respect to his or her resignation. If the Board accepts a trustee’s resignation, or if a non-incumbent nominee for trustee is not elected, then the Board may fill the vacant position or decrease the size of the Board in accordance with the Company’s Bylaws.

In addition, our Company Governance Guidelines provide that any trustee who experiences any significant change in their personal circumstances, including a change in their principal job or professional responsibilities, must submit a letter of resignation to the Board to be effective on acceptance by a majority of the disinterested members of the Board at a meeting thereof duly called and held.

Trustee Age Limit

Our Company Governance Guidelines provide that the Nominating/Company Governance Committee will not recommend for election to the Board any incumbent trustee who has turned, or prior to the Company’s next annual meeting of shareholders will turn, 75 years of age.

Frequency of Board Meetings

The Board of Trustees met 12 times in 2018. Each trustee attended all of the meetings of the Board and only one trustee was unable to attend one committee meeting on which such trustee served during 2018. Our trustees discharge their responsibilities throughout the year, not only at Board of Trustees and committee meetings, but also through personal meetings, actions by unanimous written consent and communications with members of management and others regarding matters of interest and concern to the Company.

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Executive Sessions

The independent trustees meet regularly in separate executive sessions without management. Mr. Druten serves as the presiding trustee during those sessions.

Shareholder Communications with the Board

Any shareholder or interested party is welcome to send a written communication to the non-management trustees about any matter of interest related to the Company. A shareholder or interested party may communicate with the non-management trustees by either sending a letter to our address listed on the cover page of this Proxy Statement, or by visiting the Company Governance section of our website at www.eprkc.com, clicking on “Communicate Anonymously with Our Board of Trustees,” and following the instructions for making a confidential submission. Such written or electronic communication will be forwarded directly to the non-management trustees and will not be screened by management. Shareholders may also make proposals and nominate candidates for trustee for consideration at any annual meeting in accordance with the procedures described in “Shareholder Proposals, Trustee Nominations and Related Bylaw Provisions” below.

Board Committees

The Board of Trustees has established an Audit Committee, a Nominating/Company Governance Committee, a Finance Committee and a Compensation Committee. All of our non-management trustees serve on all four committees. The Board believes this promotes access to a variety of views on all four committees and helps ensure that all of the committees have a broad perspective on the Company’s operations as a whole. Under our Company Governance Guidelines, members of the Audit Committee, Compensation Committee and Nominating/Company Governance Committee must satisfy the NYSE’s independence requirements in addition to certain requirements applicable specifically to the Audit Committee and Compensation Committee. Copies of the committee charters may be obtained at the Company Governance section of our website at www.eprkc.com.

Audit Committee. The Board of Trustees has appointed an Audit Committee consisting of Messrs. Bloch, Brady, Brown, Connor, Druten and Newman and Ms. Sterneck. The Board of Trustees has determined that all the committee members are independent in accordance with our Company Governance Guidelines and NYSE rules. The committee members also meet the additional independence standards of Exchange Act Rule 10A-3. The Board of Trustees has determined that Messrs. Bloch, Brady, Brown, Connor, Druten and Newman and Ms. Sterneck are “audit committee financial experts,” as defined by the SEC rules, by virtue of their experience and positions held as described elsewhere in this proxy statement. Mr. Newman serves as the Chair of the Audit Committee. The committee met four times in 2018.

The primary responsibility of the Audit Committee is to assist the Board’s oversight of the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, and the performance of the Company’s internal audit function and internal control over financial reporting. The independent registered public accounting firm is responsible for auditing the Company’s annual consolidated financial statements and expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles. The independent registered public accounting firm is also responsible for auditing the effectiveness of management’s internal control over financial reporting and expressing an opinion on the effectiveness of its internal control over financial reporting.

The Audit Committee has sole authority to engage the independent registered public accounting firm to perform audit services (subject to shareholder ratification), audit-related services, tax services and

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permitted non-audit services and the authorization of the payment of fees therefor. The independent registered public accounting firm reports directly to the committee and is accountable to the committee.

The Audit Committee has adopted policies and procedures for the pre-approval of the performance of services by the independent registered public accounting firm on behalf of the Company. Those policies generally provide that:

•

The performance by the firm of any audit services, audit-related services, tax services or other permitted non-audit services, and the related fees, must be specifically pre-approved by the committee or, in the absence of one or more of the committee members, a designated member of the committee;

•	Pre-approvals must take into consideration, and be conducted in a manner that promotes, the effectiveness and independence of the firm; and

•	Each particular service to be approved must be described in detail and be supported by detailed back-up documentation.

The Audit Committee has appointed KPMG LLP as the Company’s independent registered public accounting firm to audit the 2019 consolidated financial statements and internal control over financial reporting for 2019, subject to shareholder ratification, and has engaged KPMG to perform specific tax return preparation and compliance, tax consulting and tax planning services during 2019. See “Proposal No. 3: Ratification of Appointment of Independent Registered Public Accounting Firm.”

The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s consolidated financial statements. The members of the Audit Committee are not professionally engaged in the practice of accounting and, notwithstanding the designation of the Audit Committee members as “audit committee financial experts” pursuant to SEC rules, are not experts in the field of accounting or auditing, including auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and the representations made to them by management, and look to management to provide full and timely disclosure of all material facts affecting the Company. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting policies, appropriate internal controls and procedures to ensure compliance with accounting standards and applicable laws and regulations, appropriate disclosure controls and procedures, appropriate internal control over financial reporting, or an appropriate internal audit function, or that the Company’s reports and information provided under the Exchange Act are accurate and complete. Furthermore, the Audit Committee’s considerations and discussions referred to above and in its charter do not assure that the audit of the Company’s consolidated financial statements has been carried out in accordance with Public Company Accounting Oversight Board rules, that the consolidated financial statements are free of material misstatement or presented in accordance with generally accepted accounting principles, that there were no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting, that the Company’s independent registered public accounting firm is in fact “independent,” or that the matters required to be certified by the Company’s Chief Executive Officer and Chief Financial Officer in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q under the Sarbanes-Oxley Act and related SEC rules have been properly and accurately certified.

Nominating/Company Governance Committee. The Board of Trustees has appointed a Nominating/Company Governance Committee consisting of Messrs. Bloch, Brady, Brown, Connor, Druten and Newman and Ms. Sterneck. The Board of Trustees has determined that all the committee members are independent in accordance with our Company Governance Guidelines and NYSE rules. The Nominating/Company Governance Committee evaluates and nominates candidates for election to the Board of Trustees and assists the Board in ensuring the effectiveness of our governance policies and practices. Candidates for nomination to the Board are evaluated and recommended on the basis of the

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value they would add to the Board in light of their integrity, diversity of experience, training and judgment, their financial literacy and sophistication and knowledge of corporate and real estate finance, their knowledge of the real estate and/or our investment segment industries, their independence from Company management and other factors. The committee will consider nominations made by shareholders in compliance with the procedures described in “Shareholder Proposals, Trustee Nominations and Related Bylaw Provisions” below. The committee will use the same criteria to evaluate nominees recommended in good faith by shareholders as it uses to evaluate its own nominees, but may give greater weight to nominees recommended by holders of more than 5% of our outstanding common shares. Mr. Bloch serves as Chair of the Nominating/Company Governance Committee. The committee met three times in 2018.

Finance Committee. The Board of Trustees has appointed a Finance Committee consisting of Messrs. Bloch, Brady, Brown, Connor, Druten and Newman and Ms. Sterneck. The Board of Trustees has determined that all the committee members are independent in accordance with our Company Governance Guidelines and NYSE rules. The primary purpose of the Finance Committee is to review the Company’s financial policies, strategies and capital structure and take such action and make such reports and recommendations to the Board of Trustees as it deems advisable. Mr. Brown serves as Chair of the Finance Committee. The committee met four times in 2018.

Compensation Committee. The Board of Trustees has appointed a Compensation and Human Capital Committee, which we refer to in this Proxy Statement as the Compensation Committee, consisting of Messrs. Bloch, Brady, Brown, Connor, Druten and Newman and Ms. Sterneck. The Board of Trustees has determined that all the committee members are independent in accordance with our Company Governance Guidelines and NYSE rules. As required under our Company Governance Guidelines, members of the Compensation Committee each meet the definition of “non-employee director” under SEC Rule 16b-3. The primary responsibilities of the Compensation Committee are to (1) review and approve Company goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and determine and approve the Chief Executive Officer’s compensation level based on that evaluation, (2) make recommendations to the Board regarding the compensation of the Company’s other executive officers and the independent trustees, as well as incentive compensation and equity-based plans that are subject to Board approval, and (3) provide oversight and guidance with respect to our human capital management, including attraction, motivation, development and retention of employees of the Company. The Compensation Committee may establish sub-committees consisting of one or more members to carry out duties that the Compensation Committee may assign. Ms. Sterneck serves as Chair of the Compensation Committee. The committee met five times in 2018.

Role of Compensation Consultants

To assist in carrying out its responsibilities, the Compensation Committee regularly consults with the committee’s outside compensation consultant. Under its charter, the Compensation Committee has authority to retain and terminate outside compensation consultants, including authority to approve the consultant’s fees and other retention terms. The Compensation Committee retained FPL Associates L.P. (“FPL”) to advise the committee with respect to its 2018 review of compensation levels for executive officers and trustees. In this role, our compensation consultant performed such duties as were requested by the committee. Those duties consisted primarily of providing market data and advice to the committee that were used to determine executive and trustee compensation, particularly analyses of the Company’s executive and trustee compensation in comparison to the benchmark companies. Representatives of our compensation consultant spoke with the Chair of the Compensation Committee, as well as with management, in preparing for committee meetings, attended committee meetings and met in executive session with the Compensation Committee without the presence of management.

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Applicable SEC rules require companies to assess whether the work of any compensation consultant who has played any role in determining or recommending the amount or form of executive or director compensation raises any “conflicts of interest.” If so, the company must disclose in its proxy statement the nature of any such conflict of interest and how it is being addressed. The Compensation Committee reviewed the relationships among FPL and the Company’s trustees and executives officers in order to assess whether the work done by FPL raised any conflicts of interest. The Compensation Committee did not identify any such conflicts of interest in its inquiry of these parties as a part of this assessment. Under its charter, the Compensation Committee also has the authority to retain, approve fees for and terminate advisors, consultants and legal counsel as it deems necessary to assist in the fulfillment of its responsibilities. Prior to engaging any such advisor, consultant or legal counsel, the Compensation Committee considers the independence assessment of such advisor pursuant to applicable NYSE and SEC rules, but the committee retains discretion to engage any such advisor, without regard to its independence, after considering the findings in such assessment.

Trustee Attendance at Annual Meetings

Our trustees are expected to attend each annual meeting of shareholders, although conflict situations can arise from time to time. All but one of our trustees attended the 2018 annual meeting.

Family Relationships

No family relationships exist between any of our trustees, nominees or executive officers.

Board Leadership Structure and Role in Risk Oversight

The Company believes that its Board is best characterized as independent. As noted above, a majority of the Board’s members are independent and unaffiliated, with our Chief Executive Officer being the only trustee who is also a member of management. Further, although not required by our governance documents, the Company has chosen to bifurcate the role of Chief Executive Officer and Chairman of the Board of Trustees. We believe that having an independent, non-executive Chairman of the Board represents an appropriate governance practice for the Company at this time. This structure creates a separation of the day-to-day administrative and strategic planning activities of management from the Board’s oversight function. This separation in turn diffuses decision-making power and fosters the need for better and more purposeful communication between management and the Board in order to achieve corporate goals that are aligned with shareholder interests.

As described in detail above, there are four committees of the Board of Trustees: the Audit Committee, the Nominating/Company Governance Committee, the Compensation Committee and the Finance Committee.

The Board of Trustees and its committees play an important risk oversight role at the Company. The entire Board reviews and determines the Company’s overall business strategy, the management of its balance sheet, and each year’s annual budget. The Board also reviews all material acquisition, investment and disposition transactions entered into by the Company and its subsidiaries. The Audit Committee of the Board is specifically charged with reviewing the Company’s financial risk exposures. Further, the Company’s independent auditors report directly to the Audit Committee.

The administration of the Board’s risk oversight role does not have any direct effect on the Board’s leadership structure. However, we believe that the Board’s structure, its committees, and the experience and diverse backgrounds of our trustees all help to ensure the integrity of the Company’s risk management and oversight.

2019 Proxy Statement	Page 25

Securities Trading Policy and Policy Against Hedging

Our insider trading policy prohibits executive officers, trustees, certain employees with access to our material, non-public information and certain of their family members (“Covered Persons”) from purchasing or selling any type of security, whether issued by us or another company, while such person is aware of material, non-public information relating to the issuer of the security or from providing such material, non-public information to any person who may trade while aware of such information. This policy also prohibits Covered Persons from engaging in speculative hedging transactions in our securities.

2019 Proxy Statement	Page 26

TRUSTEE COMPENSATION

During 2018, each non-employee trustee received:

•

An annual retainer of $60,000, which could be taken in the form of cash or in restricted share units valued at 150% of the cash retainer amount. In 2018, each of the non-employee trustees elected to take this retainer in the form of restricted share units;

•	On the date of the annual meeting of shareholders, equity awards valued at $100,000 in the form of restricted share units;

•	$3,000 in cash for each Board meeting attended;

•	$2,000 in cash for each committee meeting attended; and

•

Reimbursement for any out-of-town travel expenses incurred in attending Board or committee meetings and other expenses incurred on behalf of the Company and reimbursement of up to $10,000 annually for continuing director education.

The Chairman of the Board received an additional annual retainer of $50,000, and the Chairs of the Audit, Compensation, Finance and Nominating/Company Governance Committees each received additional annual retainers of $20,000, which could be taken in cash or in restricted share units valued at 150% of the cash retainer amount. In 2018, each of the non-employee trustees elected to take these additional retainers in the form of restricted share units. In addition, the Board has established an Investment Committee to review potential investments prior to Board approval, chaired by one Board representative. The Chair of the Investment Committee may select, from time to time, one or more other trustees to participate in meetings of the committee. In 2018, the Chair of the Investment Committee received an additional monthly retainer of $2,000 in cash and an additional annual retainer of $20,000, which could be taken in cash or in restricted share units valued at 150% of the cash retainer amount. Other trustees who participate in meetings of the Investment Committee at the request of the Chair of the Investment Committee receive an additional monthly retainer of $2,000 in cash for any month in which the trustee participates in a meeting. No trustee, other than Mr. Brady, who served as Chair of the Investment Committee, participated in meetings of the Investment Committee during 2018. In 2018, Mr. Brady elected to take his additional annual retainer for serving as Chair of the Investment Committee in the form of restricted share units.

Each restricted share unit granted to the non-employee trustees initially represents one common share. The restricted share units vest upon the earlier of the day preceding the Company’s next annual meeting of shareholders or a change in control of the Company. Vested restricted share units entitle the holders thereof to receive one common share for each unit upon the date such holder is no longer a trustee or such other date or dates as specified by the trustee prior to the grant. All of the restricted share units granted to our non-employee trustees during 2018 were issued under our 2016 Equity Incentive Plan (the “2016 Equity Incentive Plan”).

Employees of the Company or its affiliates who are trustees are not paid any additional compensation for their service on the Board. Therefore, Mr. Silvers, who served as trustee during 2018, is not listed in the Trustee Compensation table below. Mr. Connor was elected as a trustee in January 2019 and, therefore, is not listed in the Trustee Compensation table below.

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Trustee Compensation for Fiscal 2018

The following table contains information regarding the compensation earned by the non-employee members of the Board of Trustees during 2018:

Name	Fees Earned or Paid in Cash(1)	Stock Awards (2)(3)	Option Awards(4)	Non-Equity Incentive Plan Compensa- tion	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensa- tion	Total
Thomas M. Bloch	$147,000	$152,689	$—	$—	$—	$—	$299,689
Barrett Brady	171,000	152,689	—	—	—	—	323,689
Peter C. Brown	147,000	152,689	—	—	—	—	299,689
Robert J. Druten	177,000	170,280	—	—	—	—	347,280
Jack A. Newman, Jr.	147,000	152,689	—	—	—	—	299,689
Robin P. Sterneck	147,000	152,689	—	—	—	—	299,689

(1)

Amounts include annual retainers for each trustee, additional annual retainers for each trustee serving as Chairman of the Board or as a chair of committees of the Board (including additional monthly retainers for Mr. Brady, who served as Chair of the Investment Committee), and fees for attending Board and Board committee meetings. Each of the trustees elected to receive their annual retainers and additional annual retainers for 2018 in the form of restricted share units with an aggregate grant date fair value per trustee of $126,910, in the case of Messrs. Bloch, Brady, Brown and Newman and Ms. Sterneck, and $174,501, in the case of Mr. Druten. See note 2 below for a discussion of the method used in determining the aggregate grant date fair value of the restricted share units.

(2)

Amounts reflect the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718. For policies used in determining these values, refer to Note 16 of the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC.

(3)

Amounts include: (i) restricted share unit awards granted to each trustee on the date of the Company’s 2018 annual meeting of shareholders with an aggregate grant date fair value per award of $105,779; and (ii) the incremental aggregate grant date fair value of the restricted share units that a trustee, by accepting restricted share units instead of cash for their annual retainers and additional annual retainers, received in excess of the annual cash retainers that the trustee would have otherwise received in 2018, which was $46,910 per trustee, in the case of Messrs. Bloch, Brady, Brown and Newman and Ms. Sterneck, and $64,501, in the case of Mr. Druten. Nonvested restricted share units held by trustees and outstanding at December 31, 2018 include: (i) Mr. Bloch – 3,799; (ii) Mr. Brady – 3,799; (iii) Mr. Brown – 3,799; (iv) Mr. Druten – 4,576; (v) Mr. Newman – 3,799; and (vi) Ms. Sterneck – 3,799.

(4)

Vested and unexercised option awards held by trustees and outstanding at December 31, 2018 include: (i) Mr. Bloch – 0; (ii) Mr. Brady – 7,557; (iii) Mr. Brown – 0; (iv) Mr. Druten – 7,557; (v) Mr. Newman – 7,557; and (vi) Ms. Sterneck – 0.

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EXECUTIVE OFFICERS

Here are our executive officers and some brief information about their backgrounds.

Gregory K. Silvers	President and Chief Executive Officer	Age: 55
Mr. Silvers is our President and Chief Executive Officer and a member of our Board. His background is described in “Proposal No. 1: Election of Trustees.”
Mark A. Peterson	Executive Vice President, Chief Financial Officer and Treasurer	Age: 55

Mr. Peterson was appointed an Executive Vice President in May 2015. He previously served as a Senior Vice President from February 2012 until this appointment, and he served as a Vice President from 2004 until February 2012. Mr. Peterson has also served as our Chief Financial Officer and Treasurer since 2006. From 1998 to 2004, Mr. Peterson was with American Italian Pasta Company, a publicly traded manufacturing company, most recently serving as Vice President-Accounting and Finance. Mr. Peterson was Chief Financial Officer of J.C. Nichols Company, a real estate company headquartered in Kansas City, Missouri, from 1995 until its acquisition by Highwoods Properties, Inc. in 1998. Mr. Peterson is a C.P.A. and received a B.S. in Accounting, with highest honors, from the University of Illinois.

Craig L. Evans	Senior Vice President, General Counsel and Secretary	Age: 58

Mr. Evans was appointed a Senior Vice President and our General Counsel and Secretary in April 2015. From 2006 until his appointment, and from 1995 to 2002, Mr. Evans was a partner in the law firm Stinson Leonard Street LLP. Mr. Evans was a partner in the law firm Shook Hardy & Bacon L.L.P. from 2002 to 2006. He practiced in the areas of corporate and securities law for over 30 years. Mr. Evans received a J.D. from the University of Kansas School of Law and a B.A. in Business Administration from William Jewell College.

2019 Proxy Statement	Page 29

Michael L. Hirons	Senior Vice President - Strategy and Asset Management	Age: 48

Mr. Hirons was appointed our Senior Vice President - Strategy and Asset management in February 2016. From February 2012 until his appointment, he served as our Vice President - Strategic Planning. From 2006 to 2012, he served as our Vice President-Finance. From 2004 to 2006, Mr. Hirons was a co-founder and principal with Preferred Finance Partners, Inc., a firm that provided corporate financial consulting services. From 2000 to 2004, Mr. Hirons was with American Italian Pasta Company, a publicly traded manufacturing company, most recently serving as Director of Strategic Business Unit Finance. Mr. Hirons is a C.P.A. and received two bachelor’s degrees, with highest distinction, from the University of Kansas.

Tonya L. Mater	Vice President and Chief Accounting Officer	Age: 41

Ms. Mater was appointed as a Vice President and our Chief Accounting Officer on September 9, 2015. From 2012 until this appointment, she served as a Vice President and our Controller and from 2006 to 2012, she served as our Controller. From 2002 to 2006, she served in other capacities within our Accounting Department. Prior to joining the Company in 2002, Ms. Mater worked as an auditor with KPMG and Mayer Hoffman McCann P.C. from 2000 to 2002. Ms. Mater is a C.P.A and received a B.S. in Accounting from the University of Kansas.

2019 Proxy Statement	Page 30

EXECUTIVE COMPENSATION

Proposal No. 2 – Advisory Vote to Approve NEO Compensation

What are you voting on?

As required by Section 14A of the Exchange Act, the Company is asking its shareholders to approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in these proxy materials.

The Board recommends a vote FOR this proposal because it believes that our compensation program is effective in achieving the Company’s goals of:

•	Attracting and retaining quality executives,

•	Aligning our executives’ interests with those of our shareholders to create long-term value, and

•	Motivating our executives to achieve, and rewarding them for, superior performance.

This advisory proposal, commonly referred to as a “say-on-pay” proposal, is not binding on the Board or the Compensation Committee. However, the Board and the Compensation Committee believe that it is appropriate to seek the views of shareholders on the design and effectiveness of the Company’s executive compensation program on an annual basis.

At the Company’s prior annual meeting of shareholders held in June 2018, approximately 94% of the votes cast on the “say-on-pay” proposal were voted in favor of the proposal. We believe this affirms shareholders’ support of the Company’s approach to executive compensation.

Vote Required	The affirmative vote of a majority of the votes cast on this proposal is required to approve, on a non-binding advisory basis, this proposal.

Your Board recommends a vote “FOR” the approval of the “say-on-pay” advisory vote.

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Compensation Discussion and Analysis

In this section, we describe the material components of our executive compensation program for our named executive officers (“NEOs”), whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this proxy statement. For our 2018 fiscal year, which ended on December 31, 2018, our NEOs included the following individuals:

Officers	Title as of December 31, 2018

Gregory K. Silvers	President and Chief Executive Officer

Mark A. Peterson	Executive Vice President, Chief Financial Officer and Treasurer

Craig L. Evans	Senior Vice President, General Counsel and Secretary

Michael L. Hirons	Senior Vice President – Strategy and Asset Management

Tonya L. Mater	Vice President and Chief Accounting Officer

Former Officer

Morgan G. Earnest II(1)	Executive Adviser and Former Senior Vice President and Chief Investment Officer

(1)

Mr. Earnest transitioned to the non-officer role of executive adviser to the Company on March 31, 2018, after which he was no longer an executive officer of the Company. This role was terminated on January 26, 2019.

In addition, we provide an overview of our executive compensation philosophy and the elements of our executive compensation program. We also explain how and why our Compensation Committee arrives at specific compensation policies and practices involving our NEOs.

The discussion below includes references to certain non-GAAP financial measures. For more information regarding these non-GAAP financial measures and for a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, see “Non-GAAP Financial Measures” on pages 52 through 58 in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Executive Summary of Compensation Program

Our Compensation Committee has designed our compensation program to attract and retain quality executives by aligning our executives’ interests with those of our shareholders, motivating them to achieve superior performance, and rewarding them for such performance, with the goal of maximizing long-term shareholder value. Underlying our compensation program is a compensation philosophy that seeks to:

•	Create a balanced and competitive compensation program utilizing base salary, annual incentives, long-term equity-based incentive compensation and other benefits,

•	Emphasize variable performance-based compensation,

•	Reward executives for performance on measures designed to increase shareholder value, and

•

Use equity-based incentives, including nonvested restricted common shares and nonvested common share options, to ensure that executives are focused on achieving appropriate earnings growth and dividend levels and building shareholder value by aligning the executive’s interests with those of our shareholders.

To accomplish these goals, our executive compensation program emphasizes performance-based incentive compensation under our annual incentive program (“AI”) and long-term incentive plan (“LTI”)

2019 Proxy Statement	Page 32

payable primarily through equity grants, all of which are considered at-risk, which means that our NEOs may not realize their total compensation. The AI program evaluates performance over a short term based on the Company’s financial, operational and strategic performance, including results from certain key performance metrics and the executive’s personal performance. The LTI program primarily measures the Company’s total shareholder return relative to comparable REITs over multiple years.

Performance bonuses awarded under the AI are payable in cash, nonvested restricted common shares or a combination of cash and nonvested restricted common shares, at the election of the executive. Each of the NEOs elected to receive 100% of their bonuses in nonvested restricted common shares for 2018 (exclusive of Mr. Earnest who transitioned to a non-officer role in March 2018 and was not eligible to participate in the AI or LTI for 2018).

Awards under the LTI program are made in the form of nonvested restricted common shares and nonvested common share options, at the election of the executive. An initial determination of the value of the awards under the LTI is based on performance-based metrics, consistent with our goal of aligning pay with performance. In addition, vesting for these equity awards is time based, which is intended to incent retention and stability among the Company’s executives.

To ensure our executives’ interests are aligned with those of shareholders and to align pay with performance, a substantial portion of our NEOs’ compensation (exclusive of Mr. Earnest who transitioned to a non-officer role in March 2018) will vary depending on Company and personal performance and is payable primarily in the form of nonvested equity awards that continue to be at-risk for three years (for AI awards) and four years (for LTI awards) after they are earned. For our CEO, the specific components of total direct compensation for 2018 are illustrated by the chart below on the left (excluding perquisites and other personal benefits). This chart shows that performance-based LTI awards comprised 41% of his total direct compensation and performance-based AI awards comprised 43% of his total direct compensation, all of which was at-risk. The chart below on the right illustrates the specific components of our other NEOs’ average total direct compensation for 2018 (excluding perquisites and other personal benefits and exclusive of Mr. Earnest who transitioned to a non-officer role in March 2018). The chart shows that performance-based LTI awards comprised 36% of their total direct compensation and performance-based AI equity awards comprised 43% of their total direct compensation, all of which was at-risk. The components depicted below are more fully described beginning on page 40.

(1)

Excludes severance benefits paid or accrued to our former Senior Vice President and Chief Investment Officer, Morgan G. Earnest II in 2018. Due to his transition to a non-officer role, Mr. Earnest did not participate in the AI or LTI in 2018.

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The variance between our CEO’s compensation and the compensation of the other NEOs reflects the difference in responsibilities and overall accountability to shareholders. Our CEO’s at-risk compensation is higher than the other NEOs because the CEO bears a higher level of responsibility for the Company’s performance, as he is directly responsible for leading the development and execution of the Company’s strategy and for selecting, retaining and managing the executive team.

At our 2018 annual meeting of shareholders, approximately 94% of the votes cast were in favor of our “say-on-pay” executive compensation proposal, which we believe evidences our shareholders’ support of our CEO and other NEO’s compensation arrangements, as well as our executive compensation practices generally.

2018 Results and Accomplishments

The following are highlights of our accomplishments in 2018 that impacted our executive compensation decisions and policies related to executive compensation:

•

2018 Performance. The following table compares the Company’s actual performance to the targeted level for each performance measure used by the Compensation Committee to set awards under the AI and the LTI for 2018:

Performance Measure(1)	Target	Actual	Performance Against Target
Growth in FFO, as adjusted, per share	6%	21.5%	Above Maximum
Investment Spending	$450 million	$572 million	Between Target and Maximum
Three-Year TSR vs. Triple-Net Peer Group	50th percentile	51st percentile	Slightly Above Target

(1)	A discussion of these performance measures is provided on pages 39 and 40.

Other significant accomplishments include:

T	Total revenue for 2018 increased 22% to $700.7 million, which included $71.3 million in non-education related prepayment fees.

T	For much of 2018, market conditions were such that our cost of capital was higher, thus reducing the spread between what we could charge in rent and interest to our tenants and borrowers for new investments and the cost at which we could raise new capital. As a result, we became more selective in our investment spending decision-making in 2018 and implemented a plan to sell existing assets rather than raise new capital to fund such investments. In the latter half of 2018, these conditions improved and our investment spending increased to $333.5 million during that period. Accordingly, our total investment spending was $572.0 million in 2018 compared to $1.6 billion in the prior year (which included a single Recreation transaction totaling $730.8 million) and dispositions and mortgage note pay-offs totaled $471.1 million compared to $197.6 million in the prior year.

T	We maintained our net debt to adjusted EBITDA ratio (a non-GAAP financial measure) at 5.5x at December 31, 2018.

T	During 2018, we raised the dividend on our common shares almost 6% over the prior year.

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Key Features of our Executive Compensation Program

We believe that our executive compensation program appropriately attracts, rewards and helps retain executives who can lead the Company and continue our long-term track record of profitability, growth and total shareholder return, including share appreciation and dividends (“TSR”). The following are the key features of our executive compensation program:

What We Do	What We Don’t Do

✓   The majority of total compensation is at-risk and tied to performance (i.e., not guaranteed); fixed salaries comprise a modest portion of each NEO’s overall compensation opportunity.

✓   We enhance executive officer retention with time-based, multi-year vesting schedules for equity incentive awards granted for prior performance.

✓   To set variable pay, we annually establish performance goals for management, assess performance-against-target and compare our performance on key metrics against other triple-net lease REITs that we consider comparable.

✓   Multi-year, long-term incentive equity awards use relative TSR as the main metric.

✓   We have share ownership guidelines for our executives and trustees.

✓   We engage an independent compensation consultant to advise the Compensation Committee, which is comprised solely of independent trustees.

✓   We incent executives to elect to receive AI awards in the form of nonvested restricted common shares instead of cash, further aligning their interests with shareholders.

✗   We do not target compensation above the market median (50th percentile overall) of our comparative group of peer companies; we generally use slightly below the median as the beginning reference point and the Compensation Committee then adjusts pay based on a comprehensive review of performance.

✗   We do not provide our executives and will not provide any new executives with tax gross-ups with respect to payments made in connection with a change of control.

✗   We do not allow hedging of Company securities.

✗   We do not encourage unnecessary or excessive risk taking as a result of our compensation policies; incentive compensation is not based on a single performance metric and we do not have guaranteed minimum payouts.

✗   We do not allow for repricing of common share options.

✗   We do not provide excessive perquisites; we provide perquisites that we believe align management and shareholder interests.

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Executive Compensation Program Summary

The chart below summarizes the elements and objectives of our 2018 executive compensation program for our CEO and other NEO’s (excluding Mr. Earnest).

Component	Purpose	Characteristics	Discussion
Base Salary	Compensates executives competitively relative to the market for their level of responsibility and experience.

Established at a level intended to approximate slightly below the median of base salaries provided by our peer group companies for comparable positions and responsibilities, which permits an emphasis on the performance-based components.

page 40
Annual Incentive Awards	Motivates and rewards short-term operational and financial performance.	A variable cash component designed to tie directly to key annual performance drivers and personal performance, with an incentive to convert this award to nonvested equity compensation.	page 41
Long-Term Incentive Awards

Encourages the creation of long-term shareholder value and rewards long-term performance through a combination of nonvested equity grants, the values of which are primarily tied to the long-term value of the Company’s shares which accentuate the creation of long-term shareholder value.

Equity-based compensation designed to align the interests of management and shareholders, by focusing on total shareholder return relative to other REITs over multiple years. For 2018, all awards were granted in nonvested restricted common shares.

page 42
Health and Welfare Benefits	Offers market-competitive health insurance options and income replacement on death or disability, thus supporting our attraction and retention objectives.

Benefits for executives are generally the same as those available to all employees, including a 401(k) plan with matching Company contributions, health, disability and life insurance, except for a term life insurance benefit discussed below.

page 44
Perquisites	Provides benefits that are market-competitive to support our attraction and retention objectives.	Perquisites are not a material component of our executive compensation program and are reviewed annually for reasonableness.	page 44
Severance Benefits	Provides a severance benefit that is consistent with market practices and supports our attraction and retention objectives.

Under the Company’s Severance Plan, our CEO and the other NEOs are qualified for certain cash severance benefits that are triggered by termination without cause and termination by the executive for good reason. All of our full-time employees are eligible to participate in the Company’s Severance Plan.

The Compensation Committee generally uses slightly below the market median of our compensation peer group for each element of executive compensation as its starting point and as the indicator of competitive market trends to set opportunity levels within the program intended to align pay with performance as primarily measured by the performance measures established by the Compensation Committee at the beginning of 2018. During the first quarter of 2019, equity awards in the form of nonvested restricted common shares were granted to the NEOs (excluding Mr. Earnest) taking into account 2018 Company performance and each executive’s personal performance during 2018. Based on these factors, AI bonuses were awarded in a range between 181% and 183% of target levels and LTI awards were granted at 103% of target levels for each NEO (excluding Mr. Earnest).

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A majority of our executive compensation is variable pay under our AI and LTI, which allows the Compensation Committee to reward good performance and penalize poor performance.

•

AI awards focus on more near-term measures, including growth in FFO, as adjusted, per share and investment spending, two important drivers of the Company’s business. In addition, at the beginning of each year, the Chief Executive Officer develops personal performance objectives for each executive (other than the Chief Executive Officer), and the Compensation Committee develops personal performance objectives for the Chief Executive Officer, which are reviewed at the end of the year and are considered in connection with the setting of AI and, to a lesser extent, LTI awards.

•

LTI awards are based primarily on measures of long-term shareholder return, which the Compensation Committee believes is the best method to align management’s incentives with the long-term interests of the Company’s shareholders.

•

LTI awards are granted in the form of equity-based compensation which vests over a period of four years. AI awards are payable in cash or nonvested restricted common shares which vest over a period of three years, at the election of the executive. The Company incents executives to take nonvested restricted common shares as payment of their annual incentive by valuing the equity award at an amount equal to 150% of the cash amount they otherwise would have received. As a result, for 2018 awards, all NEOs elected to receive nonvested restricted common shares in lieu of cash (exclusive of Mr. Earnest who transitioned to a non-officer role in March 2018 and was not eligible to participate in the AI or LTI for 2018).

•

The Compensation Committee believes that this combination of performance-based grants and time-based equity awards establishes a proper balance of short-term and long-term performance incentives with strong retention incentives.

Compensation Setting Process

Our Compensation Committee meets at the beginning of each year to make decisions regarding our NEOs’ compensation. When making these decisions, our Compensation Committee considers the performance of our Company and of each NEO, available industry-based compensation information and the actual compensation provided to each NEO for each of the last three fiscal years. Based upon the review of this information, together with recommendations provided by our Chief Executive Officer (with respect to other NEOs), our Compensation Committee sets, for each of the NEOs, the base salary for the new fiscal year, and determines the AI and LTI awards for the most recently completed year. In addition to the input of the Chief Executive Officer, other NEOs attend meetings of our Compensation Committee from time to time and provide historical and prospective breakdowns of primary compensation components for each NEO, and additional context with respect to Company performance. Our Compensation Committee makes the final determinations on all elements of each NEO’s compensation. Our CEO does not play a role in determining his own compensation, other than discussing his annual performance with the Compensation Committee and sharing his accomplishments and proposed objectives with the Compensation Committee.

Our Compensation Committee attempts to provide base salaries at competitive levels, based on the Compensation Committee’s assessment of salary levels that are intended to appeal to talented executives, both prospective new hires and our existing executive team. Similarly, perquisites and other benefits are reviewed annually and provided on such terms as are considered by our Compensation Committee to be reasonable and appropriate relative to those provided for similarly situated executive talent.

Our Compensation Committee has established formulaic performance targets with respect to incentive compensation under our AI and LTI, provided that a portion of each executive’s AI award is calculated

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based on a subjective assessment of personal performance. The Compensation Committee may make limited adjustments to the amount determined based on subjective and qualitative considerations of individual performance and the performance of the Company.

The Compensation Committee has retained FPL Associates L.P. (“FPL”) to advise the Compensation Committee with respect to its review of compensation levels for our NEOs. The Compensation Committee has determined that FPL is independent under our NYSE listing requirements.

For 2018, the Compensation Committee elected to use a peer group modeled primarily from JP Morgan Equity Research’s Triple-Net Lease REIT group (the “Triple-Net Peer Group”) for benchmarking purposes, which is the same group used in connection with our LTI performance target, except that Hospitality Properties Trust was not included in the benchmarking peer group due to its external management structure. The Compensation Committee believes that utilizing the same peer group for both purposes will ensure closer alignment with shareholder returns. Management assisted FPL and the Compensation Committee in the process, providing additional REIT-industry insight. The Compensation Committee reviews this peer group on an annual basis. The following table provides the names and key information for each company in the Triple-Net Peer Group that was used for benchmarking:

Name(1)	Property Focus	Headquarters	Number of Employees(2)	Implied Market Capitalization As of December 31, 2018 (in millions)(3)	Total Capitalization As of December 31, 2018 (in millions)(3)

Gaming and Leisure Properties, Inc.	Specialty	Wyomissing, PA	644	$6,921.2	$12,774.7

Getty Realty Corp.	Other Retail	Jericho, NY	29	1,201.5	1,643.2

Lexington Realty Trust	Diversified	New York, NY	60	1,958.8	3,564.9

National Retail Properties, Inc.	Other Retail	Orlando, FL	68	7,834.5	11,318.8

Realty Income Corporation	Other Retail	San Diego, CA	165	19,191.5	25,723.7

Spirit Realty Capital, Inc.	Diversified	Scottsdale, AZ	89	3,024.0	5,251.1

STAG Industrial, Inc.	Industrial	Boston, MA	73	2,891.9	4,292.8

STORE Capital Corporation	Diversified	Scottsdale, AZ	90	6,258.5	9,318.9

VEREIT, Inc.	Diversified	Phoenix, AZ	180	7,087.3	14,250.2

W.P. Carey Inc.	Diversified	New York, NY	206	10,799.4	17,183.8

Median			90	6,589.9	10,318.9

Average			160.4	6,716.9	10,532.2

EPR Properties	Specialty	Kansas City, MO	64	4,760.5	8,117.6

Relative Percentile Rank			27%-ile	45%-ile	45%-ile

(1)	Gramercy Property Trust Inc. was initially included in the Triple-Net Peer Group for 2018, but it is excluded from the table above as it was acquired in October 2018.
(2)	Based on information reported in each peer company’s most recent Annual Report on Form 10-K filed with the SEC.
(3)	Source: SNL Financial.

FPL’s benchmarking review was based on information disclosed in the peer companies’ 2018 proxy statements, which reported data with respect to fiscal 2017 (the latest year for which comprehensive data is publicly available), as well as FPL’s proprietary database. FPL also reviewed the 2018 NAREIT Compensation Survey (which FPL conducts) and additional proprietary real estate compensation surveys conducted throughout the year by FPL for additional context. FPL’s review compared our executive pay practices to cash and non-cash compensation awarded to executives in comparable positions at peer companies. FPL advised the Compensation Committee that the peer companies

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generally have compensation programs comparable to ours, with annual bonuses generally in the form of cash and annual long-term compensation generally in the form of equity with time-based vesting over three to five years and a focus on performance-based compensation.

Our Performance Goals

The core elements of our long-held strategy are to:

•	Maintain a specialized orientation complemented by diversification across and within segments,

•	Develop an understanding of segment drivers allowing us to isolate investments others may overlook and distinguish between real and perceived risks,

•	Provide a value-added process focused on collaboration, developing strong and sustainable relationships with our partners, and

•	Focus on growth and strong long-term performance.

Because this strategy spans multiple years, we look at performance more broadly than a year-over-year framework.

The Compensation Committee reviews management’s performance against pre-established business goals, taking into account business conditions and unforeseen developments during the year. The Compensation Committee looks at performance with respect to key operational and financial metrics not only against our own targets, but also against the performance of other triple-net lease REITs that we consider comparable. We focus on key drivers of value creation like FFO, FFO as adjusted, investment spending and balance sheet management in the context of a company like ours that executes a multi-year strategy across multiple markets and segments with different economic drivers. While we have established a formulaic framework for measuring performance against goals to determine compensation, we retain some discretion recognizing that mechanical calculations may have unintended results. The Compensation Committee also reviews and considers our TSR over multiple periods against comparable triple-net lease REITs. We believe that our process achieves the right balance between objective metrics and a basic framework for discretion in setting total executive compensation, which is very heavily weighted towards variable, performance-based pay. The Compensation Committee also takes into account individual roles, responsibilities and performance.

We have established performance measures intended to incent our executives to manage the Company’s business to meet or exceed our strategic goals. On an annual basis, we review growth in diluted FFO per share, as adjusted, and investment spending. The Compensation Committee believes quality of such growth is best measured in the long-term by comparing our multi-year TSR to that of the Triple-Net Peer Group. In addition, personal performance objectives are set for each executive, and the executive’s satisfaction of these objectives is considered in determining bonuses under the AI.

•	Growth in FFO, as Adjusted, per Share

Target	Actual	Performance Against Target
$5.32	$6.10	Above Maximum

Our 2018 goal was to increase our diluted FFO per share, as adjusted, by 6% over our prior year’s performance of $5.02 per share. Our target was set slightly above the midpoint of our initial guidance range of $5.23 to $5.38.

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•	Investment Spending

Target	Actual	Performance Against Target
$450 million	$572 million	Between Target and Maximum

Our 2018 goal for investment spending was $450 million, which was below midpoint of our guidance range of $400 million to $700 million. During 2018, we had aggregate investment spending of $572 million in our Entertainment, Recreation, Education and Other segments, aggregating $87 million, $384 million, $87 million and $14 million in each segment, respectively.

•	Three-Year TSR vs. Three-Year Performance of our Triple-Net Peer Group

Target	Actual	Performance Against Target
50th percentile	51st percentile	Slightly Above Target

Our 2018 goal was to be at the 50th percentile when comparing our Three-Year TSR to the three-year performance of the Triple-Net Peer Group. Our annualized Three-Year TSR for the period ended December 31, 2018 was 11.4%.

Alignment of Pay and Performance

Variable pay consisting of LTI equity awards and annual cash bonuses under the AI (or equity awards under the AI at the executive’s election), constitute the majority of our executive compensation (for our Chief Executive Officer and President, 84%, and for our other NEOs (excluding Mr. Earnest), an average of 79%). This allows the Compensation Committee to reward good performance and penalize poor performance. To build strong pay-for-performance alignment with our shareholders, LTI equity awards are based on a three-year lookback.

Compensation Program Design and Implementation

Our Compensation Committee uses the elements of executive compensation described below to meet its compensation objectives for executive officers. The percentage of a NEO’s total compensation that is comprised of each of the compensation elements is not specifically determined, but instead, is a result of the targeted competitive positioning for each element (i.e., generally slightly below the market medians for base salaries, and performance based AI and LTI awards that are competitive with those of our peer group and aligned with performance). Typically, LTI awards comprise a significant portion of a NEO’s total compensation. This is consistent with our Compensation Committee’s desire to reward long-term performance in a way that is aligned with shareholders’ interests.

Base Salary. Base salary is established at a level intended to approximate slightly below the median of base salaries provided by a peer group of companies for comparable positions and responsibilities. Setting base salaries at this level is intended to allow us to emphasize performance-based incentive compensation payable under our AI and LTI. The Compensation Committee approved base salaries for 2018 as follows:

	2018 Base Salary	Percentage Change from 2017
Gregory K. Silvers	$747,000	3.0%
Mark A. Peterson	450,000	3.0%
Craig L. Evans	348,500	3.0%
Michael L. Hirons	332,000	3.0%
Tonya L. Mater	257,500	3.0%

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Annual Incentive Program. Our Compensation Committee determines annual incentive amounts based upon an assessment of a combination of the individual performance of the executive and the Company’s overall performance as evaluated in terms of a variety of goals and metrics. Our Compensation Committee has identified performance factors that it considers in its determination of performance bonuses, but did not set specific performance goals for all of these metrics. In establishing performance factors, our Compensation Committee strives to ensure that:

•	Incentives are aligned with the strategic goals set by our board,

•	Targets are sufficiently ambitious so as to provide a meaningful incentive, and

•	Bonus payments will be consistent with the overall compensation program established by our Compensation Committee.

At the beginning of 2018, our Compensation Committee identified three primary performance factors:

•	Growth in FFO as adjusted, per share,

•	Investment spending, and

•	Personal objectives for each executive.

Our Board of Trustees tracks FFO and FFO as adjusted, per share growth on a regular basis, and, like many other REITs, considers growth in FFO as adjusted, to be one of the most important measures of Company performance. The National Association of Real Estate Investment Trusts developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is a widely used measure of the operating performance of real estate companies. For 2018, the Company achieved 21.5% growth in FFO as adjusted, per share, exceeding the Compensation Committee’s maximum opportunity level for that measure of 8.0%.

Our Compensation Committee believes that growth in investment spending is a significant driver to the long-term success of the Company. For 2018, the Company achieved investment spending of $572 million, which was between the target opportunity level of $450 million and the maximum opportunity level of $700 million.

The Compensation Committee puts a 50% weighting on Growth in FFO as adjusted, per share, and a 30% weighting on Investment Spending, with the remaining 20% weighting placed on personal objectives of each executive. Upon making this initial determination, the Compensation Committee may increase or reduce the determined amount. These adjustments are based on subjective considerations of individual performance for each NEO and overall Company performance. Our Compensation Committee considers a variety of other factors, some of which are more qualitative in nature, to determine the AI performance bonuses. Included in these factors is their evaluation of the individual performance of each NEO and overall Company performance, including company operations, shareholder returns and peer group compensation levels. After the conclusion of each fiscal year, our Compensation Committee considers the performance of our Company and each NEO, the achievement of these performance factors and the recommendations of our Chief Executive Officer (with respect to other NEOs) and makes a determination as to the amount of any performance bonuses that are awarded.

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Our Compensation Committee established for 2018 a minimum, target and maximum level of AI performance bonus packages that may be paid to each NEO. The minimum, the target and the maximum stated opportunities are shown below:

	Minimum	Target	Maximum
Gregory K. Silvers	50%	100%	200%
Mark A. Peterson	45%	90%	180%
Craig L. Evans	35%	70%	140%
Michael L. Hirons	35%	70%	140%
Tonya L. Mater	27.5%	55%	110%

Based upon our Compensation Committee’s evaluation of individual performance and the primary performance factors it articulated for 2018 (discussed above), the Compensation Committee determined bonuses under our AI at a range between 181% and 183% of target levels established for 2018 for each of the NEOs (excluding Mr. Earnest who did not participate in the AI for 2018 due to his transition to a non-officer role). As a result, in February 2019, our Compensation Committee approved the following bonuses under our AI for our NEOs (excluding Mr. Earnest) for 2018:

	Percent of Base Salary	Amount
Gregory K. Silvers	181%	$ 1,349,381
Mark A. Peterson	163%	731,592
Craig L. Evans	128%	445,550
Michael L. Hirons	126%	419,807
Tonya L. Mater	99%	255,831

Performance bonuses awarded under the AI are payable in cash, nonvested restricted common shares or a combination of cash and nonvested restricted common shares, at the election of the executive. Our Compensation Committee believes that allowing executives to receive all, or a portion of their annual incentive, in the form of nonvested restricted common shares provides an additional opportunity to increase their ownership levels in the Company and aligns executives’ long-term interests with our shareholders’ interests in value creation. Executives electing to receive nonvested restricted common shares as payment of their annual incentive receive an award having a value equal to 150% of the cash amount they otherwise would have received. For 2018, each of the NEOs elected to receive 100% of his or her performance bonus in the form of nonvested restricted common shares (excluding Mr. Earnest). Nonvested restricted common shares issued as payment of annual incentive awards vest at the rate of 33 1/3% per year during a three-year period. For purposes of determining the total number of nonvested restricted common shares awarded under the AI, nonvested restricted common shares were valued on the date the award is granted in the first quarter of 2019, using the volume weighted average of the closing price on each of the 10 trading days consisting of the five trading days ending on and the five trading days after December 31, 2018 ($64.47).

Long-Term Incentive Plan. Our Compensation Committee’s practice is to award long-term incentives annually in the form of:

•	Nonvested restricted common shares, and

•	Nonvested common share options.

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At the election of the executive, annual long-term incentive awards are payable in one of three combinations:

•	60% of the value of the award in nonvested restricted common shares and the remaining 40% in nonvested common share options,

•	75% of the value of the award in nonvested restricted common shares and the remaining 25% in nonvested common share options, or

•	100% of the value of the award in nonvested restricted common shares.

Our Compensation Committee believes that offering a portion of the award in the form of nonvested common share options aligns executive and shareholder interests as common share options only increase in value when the share price increases. In addition, offering nonvested restricted common shares, which retain value during difficult business climates, enhances our ability to retain the NEOs. Nonvested restricted common shares and nonvested common share options issued as payment of LTI awards vest at the rate of 25% per year during a four-year period.

LTI awards are made in the first quarter of each fiscal year, at the same time as AI bonuses are determined. The NEOs may realize awards (stated as a multiple of annual base salary) under the LTI between the minimum and the maximum opportunity levels stated below, subject to the discretion of the Compensation Committee:

	Minimum	Target	Maximum
Gregory K. Silvers	1.25	2.50	5.00
Mark A. Peterson	1.125	2.25	4.50
Craig L. Evans	0.75	1.50	3.00
Michael L. Hirons	0.80	1.60	3.25
Tonya L. Mater	0.40	0.80	1.60

Mr. Earnest did not participate in the LTI for 2018 due to his transition to a non-officer role. If executives are eligible for an LTI award, the Compensation Committee may make subjective adjustments in the award levels. A determination of such adjustments to the LTI awards will be calculated as discussed above. No awards will be indicated by the initial determination if performance is below the minimum opportunity level, however, the Compensation Committee retains the subjective discretion to provide for an award of up to 50% of the minimum award based upon other factors on the same basis as applied under the AI, provided, that in no event would an indicated award exceed the maximum LTI award opportunity. In applying this discretion, the Compensation Committee is strongly influenced by absolute shareholder returns.

An initial determination is based upon the Three-Year TSR vs. Triple-Net Peer Group, as follows:

	Minimum	Target	Maximum
Three-Year TSR vs. Triple-Net Peer Group	30th percentile	50th percentile	80th percentile

The adjustments to the LTI awards will be calculated on a sliding scale determined in the same manner as the AI.

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Based upon our Compensation Committee’s evaluation of individual performance and the primary performance factors it articulated for 2018, the Compensation Committee made LTI awards to NEOs (excluding Mr. Earnest) at levels slightly above target. Accordingly, our Compensation Committee made the following LTI awards:

	Multiple of Base Salary	Total Value of Award	Restricted Shares Awarded(1)	Options Awarded
Gregory K. Silvers	2.6	$1,929,750	26,873	—
Mark A. Peterson	2.3	1,046,250	14,570	—
Craig L. Evans	1.6	540,175	7,522	—
Michael L. Hirons	1.7	549,460	7,652	—
Tonya L. Mater	0.8	212,867	2,964	—

(1)

For purposes of determining the total number of nonvested restricted common shares awarded, nonvested restricted common shares were valued on February 20, 2019, the date the award was granted, using the volume weighted average of the closing price on each of the last 30 trading days prior to February 20, 2019 ($71.81).

Health and Welfare Benefits. We provide certain health and welfare benefits to the NEOs, including employer matching contributions to our 401(k) plan, health and welfare benefit programs and life insurance, which are generally the same as such benefits provided to all other full-time employees, except the Company provides NEOs with a term life insurance benefit in connection with their severance upon death as discussed below.

Perquisites and Other Personal Benefits. Our Company offers the following personal benefits and perquisites to the currently employed NEOs:

•	Vehicles. We have acquired vehicles that the NEOs are entitled to use. Each of those NEOs is taxed for personal use of the vehicles.

•	Term Life Insurance. Under our Company’s insurance benefit plan, our Company pays the premium for term life insurance for the benefit of each NEO payable upon the NEO’s severance upon death.

Employee Severance Plan

In 2015, the Company’s Board of Trustees adopted an Employee Severance Plan (the “Severance Plan”) which provides severance benefits for all employees of the Company. In 2018, all employment agreements with the NEOs expired and the Severance Plan became applicable to each of them, except for Mr. Earnest who amended and restated his employment agreement in connection with his transition to a non-officer role in March 2018 as described below. Under the Severance Plan, the severance payment calculation for NEOs will be based on a severance multiple of 2x the sum of base salary plus the annual incentive bonus, except in the case of termination in connection with a change of control, in which case Mr. Silvers will be entitled to a 3x severance multiple and Mr. Peterson will be entitled to a 2.5x severance multiple. The Compensation Committee undertook this transition to reduce the Company’s severance payment exposure with respect to the NEOs as compared with that provided under employment agreements the Company had in place with the NEOs (other than Mr. Evans) prior to entering into their current employment agreements in 2015.

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Chief Executive Officer Compensation

In early 2019, the Compensation Committee conducted a formal evaluation of Mr. Silvers and interviewed him regarding his performance and the performance of our Company generally. In establishing Mr. Silvers’ compensation, our Compensation Committee took into account the compensation of similar officers of REITs with comparable market capitalizations. Mr. Silvers’ compensation also reflects his strategic focus for the Company and the changes in organizational structure required by the growth of the Company. Based on his individual performance evaluation and the financial performance of the Company in 2018, the Compensation Committee established bonuses under the AI at 181% of the target level and awards under the LTI for Mr. Silvers at 103% of his target level.

The incentive award paid to Mr. Silvers was based on our Committee’s review of the various factors described above, as well as an evaluation of Mr. Silvers’ personal performance, during 2018. Mr. Silvers elected to take payment of the bonus in the form of nonvested restricted common shares valued at 150% of the bonus. An award under our LTI valued at $1,929,750 was made for 2018, payable as described above. Based upon its review of the various factors described above, the Compensation Committee believes Mr. Silvers’ compensation is reasonable and not excessive.

Former CIO Compensation

On March 31, 2018, our former CIO, Morgan G. Earnest II, transitioned to the non-officer role of executive adviser to the Company. Prior to his retirement, Mr. Earnest’s base salary for 2018 was $440,000. In connection with his transition, on April 5, 2018, the Company and Mr. Earnest amended his employment agreement providing a three-year term that paid an annual salary equal to $879,805, an amount equal to the severance compensation Mr. Earnest was entitled to upon termination divided by three years, and terminating his participation in AI and LTI. Mr. Earnest also received a lump sum payment of $88,000, which represented his pro rata payout of his annual incentive at target level prior to the date of his transition. On December 27, 2018, the Company notified Mr. Earnest of the Company’s decision to terminate his employment without “cause,” and his employment formally terminated on January 26, 2019, triggering a severance payment of $1,968,652, equal to his monthly salary and healthcare costs times the number of months remaining through the term of the employment agreement. Mr. Earnest’s termination also triggered vesting of all nonvested common share options and nonvested restricted common shares awarded under the Company’s AI and LTI for prior years, making them immediately vested or exercisable.

Compensation Committee Discretion

The Compensation Committee has retained the right to increase or reduce the amount of awards and grants under the AI and the LTI determined by the quantitative performance factors. The Compensation Committee may increase or reduce by up to 25% the determined amount under the AI, and if an award is not indicated, an increase of up to 25% of the minimum award. Similarly, the Compensation Committee retains the subjective discretion for a 50% increase or decrease of an award under the LTI, and if an award is not indicated, an increase of up to 50% of the minimum award. Adjustments are based on subjective considerations of individual performance for each NEO and overall Company performance. In applying this discretion, the Compensation Committee is strongly influenced by absolute shareholder returns. The Compensation Committee believes this discretion permits it to better align compensation with individual performance and to make adjustments for circumstances that may not be fully reflected in the quantitative performance factors.

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In 2011, the Compensation Committee first established quantitative performance factors for the plans. The chart below sets forth the percentage deviation from the awards indicated by the identified quantitative performance factors for the plans for all NEOs as a group:

	2011	2012	2013	2014	2015	2016	2018
Annual Incentive Plan	-16%	—%	1%	25%	—%	—%	—%
Long-Term Incentive Plan	-23%	-1%	—%	-6%	—%	—%	—%

As indicated above, the Compensation Committee has been cautious when applying discretionary adjustments and, as indicated by the discretion applied in 2011 and 2014, is strongly influenced by absolute shareholder returns.

Consideration of the Advisory Vote on Executive Compensation

In establishing 2018 compensation, the Compensation Committee considered the shareholder vote in 2017 on the compensation paid to NEOs in which approximately 95% of the shares voted were in favor. The Compensation Committee viewed this vote as supportive of the Company’s overall approach to executive compensation.

Assessment of Compensation-Related Risks

The Compensation Committee believes that the Company’s compensation programs do not encourage excessive risk and instead encourage behavior that supports sustainable value creation by appropriately balancing risk and reward. During each annual compensation setting process, the Compensation Committee considers the Company’s compensation policies and practices to determine whether, in its judgment, the compensation programs encourage risk-taking likely to have a material adverse effect on the Company. In particular, there are several design features of those programs that the Compensation Committee believes reduces the likelihood of excessive risk-taking:

•	The executive compensation program design provides a balanced mix of cash and equity, annual and long-term incentives,

•	Maximum payout levels for awards under the AI and LTI are capped,

•	Final awards under the AI and LTI are subject to the discretion of the Compensation Committee, which may consider both quantitative and qualitative factors outside the specified performance factors,

•

Substantially all of the final awards under the AI and LTI are payable in the form of nonvested equity awards that continue to be at-risk for three years (for AI awards) and four years (for LTI awards) after they are earned by executive officers,

•

The Board of Trustees has established an Investment Committee chaired by one Board representative that reviews and approves all of the Company’s material investments, with larger transactions requiring the approval of the Board of Trustees,

•	The independent members of the Board of Trustees are members of each committee of the Board, making the Compensation Committee fully informed in all areas of Board oversight, and

•	Executive officers are subject to share ownership and retention guidelines.

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Share Ownership Guidelines

The Compensation Committee has adopted share ownership guidelines applicable to the NEOs and trustees of the Company. Each NEO and trustee is required to have acquired, within four years of his or her election to the position of NEO or trustee, common shares or nonvested restricted common shares or units having a market value in excess of the following:

Requirement
Trustees	4x their current basic retainer
CEO	5x his current base salary
CFO	3x his current base salary
Other NEOs	1x their current base salary

Tax Considerations

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid for any fiscal year to “covered employees.” Prior to January 1, 2018, any amounts that qualified under the “performance-based compensation” exception under Section 162(m) were excluded from this deduction limit. Pursuant to the tax reform legislation passed in December 2018, commonly referred to as the Tax Cuts and Jobs Act, this “performance-based compensation” exception was eliminated, effective for taxable years beginning after December 31, 2017, such that compensation paid to a public company’s “covered employees” in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. In addition, the Tax Cuts and Jobs Act amended the definition of “covered employees” to include a company’s chief financial officer. As such, effective January 1, 2018, “covered employees” include a company’s chief executive officer, chief financial officer and the next three other most highly compensated executive officers serving at the end of the taxable year. Further, under the Tax Cuts and Jobs Act, once an officer is a “covered employee” his or her compensation will remain subject to Section 162(m) indefinitely.

Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs. We believe it is important to retain the flexibility to compensate executives competitively even if such compensation is potentially not deductible for tax purposes. The Compensation Committee and the Board consider the impacts of Code Section 162(m) in developing, implementing, and administering our compensation programs. However, the Compensation Committee and the Board balance this consideration with our primary goal of structuring compensation programs to attract, motivate, reward, and retain highly talented executives.

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Summary Compensation Table

The following table contains information on the compensation earned by our Chief Executive Officer, our Chief Financial Officer, a former executive officer and our three other most highly compensated executive officers in 2018, which we collectively refer to in this Proxy Statement as our “NEOs.” For additional information regarding this compensation, refer to the Compensation Discussion and Analysis section of this Proxy Statement.

Name & Principal Position	Year	Salary	Bonus(1)	Share Awards (2)(3)	Option Awards	Non- Equity Incentive Plan Compen- sation	Change in Pension Value & Nonqualified Deferred Compen- sation Earnings	All Other Compen- sation(4)	Total

Gregory K. Silvers	2018	$747,000	$1,349,381	$2,953,202	$—	$—	$—	$77,570	$5,127,153
President and	2017	725,000	877,250	3,404,126	—	—	—	73,633	5,080,009
Chief Executive	2016	625,000	1,225,000	3,957,640	—	—	—	80,407	5,888,047
Officer

Mark A. Peterson	2018	450,000	731,592	1,601,161	—	—	—	54,127	2,836,880
Executive Vice	2017	437,000	475,893	1,846,690	—	—	—	54,518	2,814,101
President, Chief	2016	420,000	740,880	2,393,594	—	—	—	223,713	3,778,187
Financial Officer
and Treasurer

Craig L. Evans	2018	348,500	445,550	875,300	—	—	—	51,773	1,721,123
Senior Vice	2017	338,500	286,710	967,337	—	—	—	49,209	1,641,756
President,	2016	325,500	382,788	1,236,634	—	—	—	50,481	1,995,403
Secretary and General Counsel

Michael L. Hirons	2018	332,000	419,807	866,486	—	—	—	40,284	1,658,577
Senior Vice	2017	322,500	273,158	988,974	—	—	—	37,849	1,622,481
President –	2016	310,000	425,320	1,294,027	—	—	—	137,681	2,167,028
Strategy
and Asset

Tonya L. Mater	2018	257,500	255,831	402,526	—	—	—	36,978	952,835
Vice President and Chief Accounting
Officer

Morgan G. Earnest II(5)	2018	769,854	88,000	—	—	—	—	5,536,205	6,394,059
Former Senior Vice	2017	440,000	369,600	1,633,891	—	—	—	108,905	2,552,396
President and	2016	425,000	646,000	2,140,803	—	—	—	111,642	3,323,445
Chief Investment
Officer

(1)

Amounts reflect performance bonuses earned by each executive under the annual incentive program (except as noted below with respect to Mr. Earnest for amounts reported in 2018). Performance bonuses under the annual incentive program are payable in cash, nonvested restricted common shares or a combination of cash and nonvested restricted common shares, at the election of executive. Executives that elect to receive their performance bonuses in the form of nonvested restricted common shares receive an award of nonvested restricted common shares having a value equal to 150% of the cash amount they otherwise would have received. In each of 2018, 2017 and 2016, the executives elected to receive their performance bonuses payable in that year in the form of nonvested restricted common shares (except as noted below with respect to Mr. Earnest for amounts reported in 2018). See note 2 below for a discussion of the method used in determining the aggregate grant date fair value of the

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nonvested restricted common shares. As discussed below, Mr. Earnest transitioned from his previous role as Senior Vice President and Chief Investment Officer to the non-officer role of Executive Advisor to the Company, effective March 31, 2018, and the Company entered into an Amended and Restated Employment Agreement with Mr. Earnest to reflect the changes to his compensation in connection with this transition. For 2018, the amount reported for Mr. Earnest reflects a cash payment paid to him pursuant to his Amended and Restated Employment Agreement in lieu of his participation in the annual incentive program for 2018 and represents a pro rata payout of his targeted annual incentive for 2018.

(2)

Amounts reflect the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718. For policies used in determining these values, refer to Note 16 of the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC.

(3)

Amounts include: (i) the aggregate grant date fair value of nonvested restricted common shares issued pursuant to the long-term incentive plan; and (ii) the incremental aggregate grant date fair value of nonvested restricted common shares issued pursuant to the annual incentive program that the executive, by accepting nonvested restricted common shares instead of cash, received in excess of the cash amount that that the executive would have otherwise received. In 2018, the incremental aggregate grant date fair value of nonvested restricted common shares issued pursuant to the annual incentive program to Messrs. Silvers, Peterson, Evans and Hirons and Ms. Mater was $968,900, $525,312, $319,875, $301,462, and $183,665, respectively. Mr. Earnest did not participate in the long-term incentive plan as a result of his transition to a non-officer role in March 2018.

(4)

The following table sets forth all other compensation for 2018 including amounts relating to personal use of company vehicles, the Company’s matching contributions under the Company’s 401(k) plan, amounts payable by the Company with respect to term life insurance premiums (and related tax gross-up payments), amounts payable by the Company pursuant to a life insurance benefit, commuting expenses, and the dollar value of dividends paid on nonvested restricted shares that were not factored into the grant date fair value of such awards and, in the case of Mr. Earnest, certain severance payments pursuant to his Amended and Restated Employment Agreement.

Name	Personal Use of Company Vehicles	401(k) Matching Contributions	Term Life Insurance Premiums and Related Tax Gross-Up	Commuting Expense	Dividends	Severance Benefits	Total of All Other Compensation
Gregory K. Silvers	$8,175	$24,500	$17,826	$—	$27,069	$—	$77,570
Mark A. Peterson	6,057	24,500	8,886	—	14,684	—	54,127
Craig L. Evans	9,169	24,500	10,175	—	7,929	—	51,773
Michael L. Hirons	10,411	18,500	3,393	—	7,980	—	40,284
Tonya L. Mater	13,259	18,500	1,908	—	3,311	—	36,978
Morgan G. Earnest II	6,977	24,500	33,492	7,746	12,667	5,450,823	5,536,205

(5)

As discussed below, Mr. Earnest transitioned from his previous role as Senior Vice President and Chief Investment Officer to the non-officer role of Executive Advisor to the Company, effective March 31, 2018, and the Company entered into an Amended and Restated Employment Agreement with Mr. Earnest to reflect the changes to his compensation in connection with this transition. On December 27, 2018, the Company notified Mr. Earnest of the Company’s decision to terminate his employment pursuant to the terms of Mr. Earnest’s Amended and Restated Employment Agreement and his employment formally terminated on

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January 26, 2019. The severance benefits reflected in the “All Other Compensation” column for Mr. Earnest in 2018 include the following amounts pursuant to the terms of his Amended and Restated Employment Agreement, which the Company accrued in 2018 but paid in January 2019: (i) a lump sum cash severance payment of $1,914,539 that was payable within 60 days of his termination; (ii) a payment of $54,113, which reflects the amount necessary to cover certain health plan coverage through the remaining initial term of his employment; and (iii) $3,482,171, which reflects the aggregate fair value associated with the accelerated vesting of nonvested restricted common shares in connection with his departure on January 26, 2019.

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Grants of Plan-Based Awards in Fiscal 2018

The following table provides information about grants of plan-based awards under equity incentive plans to the NEOs in 2018. These grants were made under the 2016 Equity Incentive Plan pursuant to the annual incentive program and the long-term incentive plan. Grants were in the form of nonvested restricted common share awards. For additional information regarding these awards, refer to the Compensation Discussion and Analysis section of this Proxy Statement.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(1)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant date Fair Value of Stock and Option Awards(2)
		Thres- hold	Target	Maxi- mum	Thres- hold	Target	Maxi- mum
Gregory K. Silvers	2/22/2018	—	—	—	—	—	—	75,191	—	$—	$4,281,376
Mark A. Peterson	2/22/2018	—	—	—	—	—	—	40,790	—	—	2,322,583
Craig L. Evans	2/22/2018	—	—	—	—	—	—	22,024	—	—	1,254,047
Michael L. Hirons	2/22/2018	—	—	—	—	—	—	22,166	—	—	1,262,132
Tonya L. Mater	2/22/2018	—	—	—	—	—	—	9,197	—	—	523,677
Morgan G. Earnest II	2/22/2018	—	—	—	—	—	—	35,186	—	—	2,003,491

(1)

The column includes nonvested restricted common shares issued pursuant to the annual incentive program (with respect to elections to receive the award in restricted common shares) and the long-term incentive plan. The nonvested restricted common shares issued pursuant to the annual incentive program vest at the rate of 33 1/3% per year for three years and the nonvested restricted commons shares issued pursuant to the long-term incentive plan vest at the rate of 25% per year for four years. See the Compensation Discussion and Analysis section of this Proxy Statement for additional information regarding these awards and the annual incentive program and long-term incentive plan. As discussed below, all of Mr. Earnest’s previously issued and outstanding nonvested restricted common shares vested upon termination of his employment on January 26, 2019 pursuant to the terms of his Amended and Restated Employment Agreement.

(2)

Amounts reflect the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718. For policies used in determining these values, refer to Note 16 of the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC.

2019 Proxy Statement	Page 51

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table provides information regarding outstanding awards to the NEOs that have been granted but not vested or exercised as of December 31, 2018.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested

Gregory K. Silvers(2)	2,773	—	—	$47.21	1/1/2023	—	$—	—	$—
	13,364	—	—	51.64	1/1/2024	—	—	—	—
	16,191	5,397	—	61.79	2/20/2025	—	—	—	—
	—	—	—	—	—	168,058	10,760,754	—	—

Mark A. Peterson(3)	4,449	—	—	47.21	1/1/2023	—	—	—	—

	12,894	—	—	51.64	1/1/2024	—	—	—	—

	6,301	2,100	—	61.79	2/20/2025	—	—	—	—

	—	—	—	—	—	96,127	6,155,012	—	—

Craig L. Evans(4)	—	—	—	—	—	50,990	3,264,890	—	—

Michael L. Hirons(5)	248	—	—	36.56	1/1/2020	—	—	—	—

	1,762	—	—	45.73	1/1/2021	—	—	—	—

	2,825	—	—	47.21	1/1/2023	—	—	—	—

	7,724	—	—	51.64	1/1/2024	—	—	—	—

	4,206	1,402	—	61.79	2/20/2025	—	—	—	—

	—	—	—	—	—	53,898	3,451,089	—	—

Tonya L. Mater(6)	901	300	—	61.79	2/20/2025	—	—	—	—
	—	—	—	—	—	21,809	1,396,430	—	—

Morgan G. Earnest II(7)	1,180	—	—	36.56	1/1/2020	—	—	—	—

	10,114	—	—	45.73	1/1/2021	—	—	—	—

	11,387	—	—	45.20	1/1/2022	—	—	—	—

	13,076	—	—	47.21	1/1/2023	—	—	—	—

	21,914	—	—	51.64	1/1/2024	—	—	—	—

	15,643	5,214	—	61.79	2/20/2025	—	—	—	—

	—	—	—	—	—	84,475	5,408,934	—	—

(1)

The market value of the restricted common share awards is based on the closing market price of the Company’s common shares as of December 31, 2018 (the last trading day in the 2018 fiscal year), which was $64.03 per share.

(2)

The unexercisable option awards for Mr. Silvers became exercisable when 5,397 awards vested on January 1, 2019. The restricted common share awards for Mr. Silvers granted under the annual incentive plan vest according to the following schedule: 24,781 awards vested on January 1, 2019; 15,359 awards will vest on January 1, 2020; and 6,855 awards will vest on January 1, 2021. The restricted common share awards for Mr. Silvers granted under the long-term incentive plan vest according to the following schedule: 45,986 awards vested on January 1, 2019; 36,492 awards will vest on January 1, 2020; 24,929 awards will vest on January 1, 2021; and 13,656 awards will vest on January 1, 2022.

2019 Proxy Statement	Page 52

(3)

The unexercisable option awards for Mr. Peterson became exercisable when 2,100 awards vested on January 1, 2019. The restricted common share awards for Mr. Peterson granted under the annual incentive plan vest according to the following schedule: 14,660 awards vested on January 1, 2019; 8,862 awards will vest on January 1, 2020; and 3,719 awards will vest on January 1, 2021. The restricted common share awards for Mr. Peterson granted under the long-term incentive plan vest according to the following schedule: 26,747 awards vested on January 1, 2019; 20,553 awards will vest on January 1, 2020; 14,179 awards will vest on January 1, 2021; and 7,408 awards will vest on January 1, 2022.

(4)

The restricted common share awards for Mr. Evans granted under the annual incentive plan vest according to the following schedule: 7,894 awards vested on January 1, 2019; 4,898 awards will vest on January 1, 2020; and 2,240 awards will vest on January 1, 2021. The restricted common share awards for Mr. Evans granted under the long-term incentive plan vest according to the following schedule: 13,201 awards vested on January 1, 2019; 11,305 awards will vest on January 1, 2020; 7,627 awards will vest on January 1, 2021; and 3,825 awards will vest on January 1, 2022.

(5)

The unexercisable option awards for Mr. Hirons became exercisable when 1,402 awards vested on January 1, 2019. The restricted common share awards for Mr. Hirons granted under the annual incentive plan vest according to the following schedule: 8,240 awards vested on January 1, 2019; 5,087 awards will vest on January 1, 2020; and 2,134 awards will vest on January 1, 2021. The restricted common share awards for Mr. Hirons granted under the long-term incentive plan vest according to the following schedule: 14,592 awards vested on January 1, 2019; 11,887 awards will vest on January 1, 2020; 8,018 awards will vest on January 1, 2021; and 3,940 awards will vest on January 1, 2022.

(6)

The unexercisable option awards for Ms. Mater became exercisable when 300 awards vested on January 1, 2019. The restricted common share awards for Ms. Mater granted under the annual incentive plan vest according to the following schedule: 4,232 awards vested on January 1, 2019; 2,634 awards will vest on January 1, 2020; and 1,182 awards will vest on January 1, 2021. The restricted common share awards for Ms. Mater granted under the long-term incentive plan vest according to the following schedule: 5,778 awards vested on January 1, 2019; 3,823 awards will vest on January 1, 2020; 2,748 awards will vest on January 1, 2021; and 1,412 awards will vest on January 1, 2022.

(7)

The unexercisable option awards for Mr. Earnest became exercisable when 5,214 awards vested on January 1, 2019. As discussed below, all of Mr. Earnest’s previously issued and outstanding nonvested restricted common shares vested upon termination of his employment on January 26, 2019 pursuant to the terms of his Amended and Restated Employment Agreement.

2019 Proxy Statement	Page 53

Option Exercises and Stock Vested in Fiscal 2018

The following table provides information regarding option exercises by our NEOs and restricted common shares held by our NEOs which vested during 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(1)
Gregory K. Silvers	4,054	$89,611	60,582	$3,965,698
Mark A. Peterson	4,926	116,106	36,850	2,412,201
Craig L. Evans	—	—	15,009	982,489
Michael L. Hirons	—	—	20,808	1,362,092
Tonya L. Mater	1,057	21,055	8,890	581,939
Morgan G. Earnest II(3)	—	—	33,540	2,195,528

(1)

The “value realized” on exercise of an option award is the difference between the per share closing market price of the Company’s common shares on the date of exercise and the exercise price of the option. The “value realized” on vesting of a restricted common share award is the closing market price of the Company’s common shares as of the vesting date of the award.

(2)	In 2018, Messrs. Silvers, Peterson, Evans, Hirons and Earnest and Ms. Mater surrendered 29,749, 18,132, 5,250, 10,280, 16,512 and 3,770 shares, respectively, to pay for tax withholdings.

(3)

As discussed below, all of Mr. Earnest’s previously issued and outstanding nonvested restricted common shares vested upon termination of his employment on January 26, 2019 pursuant to the terms of his Amended and Restated Employment Agreement. The accelerated vesting of these awards is not reflected in the table as it occurred subsequent to the end of 2018.

2019 Proxy Statement	Page 54

Potential Payments Upon Termination or Change of Control

The following table provides information regarding potential payments upon termination of our NEOs or a change of control as of December 31, 2018, except for with respect to Mr. Earnest. These payments are provided for pursuant to the Company’s Severance Plan, equity plans and award agreements and other arrangements as described below. As described below, Mr. Earnest transitioned to a non-officer role, effective March 31, 2018, and his employment was subsequently terminated in January 2019. The actual payments provided to Mr. Earnest in connection with his termination are described below.

						Six Months Before or One Year After Change in Control
Name	Benefit	Voluntary Termination	Death	Disability	Termination w/o Cause or for Good Reason	No Termination	Termination w/o Cause or for Good Reason
Gregory K. Silvers	Cash Severance(1)	$—	$—	$—	$5,634,237	$—	$7,128,237
	Term Life Insurance Proceeds(2)	—	2,500,000	—	—	—	—
	Accelerated Vesting of Options(3)	—	12,089	12,089	12,089	12,089	12,089
	Accelerated Vesting of Restricted Shares(3)	—	10,760,754	10,760,754	10,760,754	10,760,754	10,760,754
Mark A. Peterson	Cash Severance(1)	—	—	—	3,159,237	—	3,586,737
	Term Life Insurance Proceeds(2)	—	2,000,000	—	—	—	—
	Accelerated Vesting of Options(3)	—	4,704	4,704	4,704	4,704	4,704
	Accelerated Vesting of Restricted Shares(3)	—	6,155,076	6,155,076	6,155,076	6,155,076	6,155,076
Craig L. Evans	Cash Severance(1)	—	—	—	1,988,865	—	1,988,865
	Term Life Insurance Proceeds(2)	—	2,000,000	—	—	—	—
	Accelerated Vesting of Options(3)	—	—	—	—	—	—
	Accelerated Vesting of Restricted Shares(3)	—	3,264,890	3,264,890	3,264,890	3,264,890	3,264,890
Michael L. Hirons	Cash Severance(1)	—	—	—	1,919,399	—	1,919,399
	Term Life Insurance Proceeds(2)	—	2,000,000	—	—	—	—
	Accelerated Vesting of Options(3)	—	3,140	3,140	3,140	3,140	3,140
	Accelerated Vesting of Restricted Shares(3)	—	3,451,089	3,451,089	3,451,089	3,451,089	3,451,089

2019 Proxy Statement	Page 55

						Six Months Before or One Year After Change in Control
Name	Benefit	Voluntary Termination	Death	Disability	Termination w/o Cause or for Good Reason	No Termination	Termination w/o Cause or for Good Reason
Tonya L. Mater	Cash Severance(1)	—	—	—	1,170,111	—	1,170,111
	Term Life Insurance Proceeds(2)	—	2,000,000	—	—	—	—
	Accelerated Vesting of Options(3)	—	672	672	672	672	672
	Accelerated Vesting of Restricted Shares(3)	—	1,396,430	1,396,430	1,396,430	1,396,430	1,396,430

(1)	Represents cash severance payments under the Company’s Severance Plan as described below under “Severance Plan and Award Agreements.”

(2)	Represents payment of the proceeds from the NEO’s term life insurance policy payable by the insurer.

(3)	Based on the closing market price of the Company’s common shares as of December 31, 2018 (the last trading day in the 2018 fiscal year), which was $64.03 per share.

Severance of Mr. Earnest

On April 5, 2018, the Company and Mr. Earnest entered into an Amended and Restated Employment Agreement, effective March 31, 2018, to reflect the changes to Mr. Earnest’s compensation in connection with his previously announced transition to a non-officer role. The Amended and Restated Employment Agreement amended, restated and superseded Mr. Earnest’s prior Employment Agreement. The Amended and Restated Employment Agreement provided for a three-year employment term, subject to extension at the Company’s option in certain circumstances. Under the Amended and Restated Employment Agreement, Mr. Earnest was entitled to an annual base salary of $879,805. Mr. Earnest also received a lump sum payment of $88,000, which represented his pro rata payout of his annual incentive at target level prior to the date of his transition. Under the Amended and Restated Employment Agreement, Mr. Earnest was no longer entitled to receive any bonus payments or any new awards or grants of share options, restricted shares or other form of equity compensation.

Under the Amended and Restated Employment Agreement, if Mr. Earnest’s employment was terminated prior to the expiration of his employment term because of his disability, by the Company without “cause” or by Mr. Earnest with “good reason” (as such terms are defined in the Amended and Restated Employment Agreement), Mr. Earnest would be entitled to a lump sum payment equal to the amount of remaining base salary he would have received if he was employed through the end of his employment term, plus an amount equal to the cost of health benefits for the balance of the employment term, in each case, subject to his execution of a general release. In addition, in the event Mr. Earnest held unvested share options or restricted shares at the time of his termination for the events specified in the immediately preceding sentence, all such unvested awards would fully vest.

On December 27, 2018, the Company notified Mr. Earnest of the Company’s decision to terminate his employment without “cause” pursuant to the terms of Mr. Earnest’s Amended and Restated Employment Agreement and his employment formally terminated on January 26, 2019. As a result,

2019 Proxy Statement	Page 56

Mr. Earnest was entitled to: (i) a lump sum cash severance payment of $1,914,539 that was payable within 60 days of his termination; (ii) a payment of $54,113, which reflects the amount necessary to cover certain health plan coverage through the remaining initial term of his employment; and (iii) immediate vesting of all 48,852 of his nonvested restricted common shares (with an aggregate value of $3,482,171 on January 26, 2019, the date of his formal termination). In exchange for the foregoing severance benefits, Mr. Earnest agreed to a release of all claims and comply with applicable non-solicitation and confidentiality restrictive covenants included in his Amended and Restated Employment Agreement.

Severance Plan and Award Agreements

Our NEOs (other than Mr. Earnest) are entitled to certain severance benefits under the Company’s Severance Plan, which provides benefits for all full-time employees of the Company. Under the Company’s Severance Plan, each of our NEOs (other than Mr. Earnest) would be entitled to receive certain severance benefits upon a “qualifying termination.” The Company’s Severance Plan defines a “qualifying termination” to mean an involuntary termination of the executive’s employment with the Company without “cause” or with “good reason” and other than as a result of the executive’s death or a “qualifying departure” (as such terms are defined in the Company’s Severance Plan). Upon a “qualifying termination,” each of our NEOs (other than Mr. Earnest) would be entitled to a cash severance payment equal to the sum of:

•

24x the executive’s “monthly base compensation” (defined to mean 1/12 of the sum of (i) the executive’s annual base salary in effect at the time of termination and (ii) the amount of the executive’s annual incentive bonus opportunity (excluding any bonus opportunity under the Company’s long-term incentive plan) for the year in which the termination occurs, assuming an “at target” level of performance);

•

18x the executive’s “monthly welfare compensation” (defined to mean the Company’s paid portion of the monthly premium cost to cover the executive and his or her eligible dependents, if any, under the Company’s health, vision and dental plan in effect as of the date of termination);

•	Any earned and accrued, but not yet paid, base salary through the executive’s termination date;

•	An amount determined in accordance with the Company’s vacation policy for all earned and accrued, but not yet used, credited vacation;

•

The pro rata portion of the annual incentive bonus that the executive would have been entitled to receive under the Company’s annual incentive program for the performance year during which his or her termination occurs as if the executive remained employed through the end of such performance year and assuming achievement of an “at target” level of performance; and

•

The pro rata portion of the long-term incentive plan award that the executive would have received under the Company’s long-term incentive plan for the performance year during which his or her termination occurs as if the executive had remained employed through the end of such performance period and assuming achievement of an “at target” level of performance, such amount payable in cash in lieu of an equity grant.

If either of Messrs. Silvers or Peterson experiences a “qualifying termination” either during the six-month period immediately preceding a “change in control” or during the one-year period following a “change in control,” Mr. Silvers would be entitled to an additional cash severance payment of 12x his “monthly base compensation” and Mr. Peterson would be entitled to an additional cash compensation of 6x his “monthly base compensation.” The Company’s Severance Plan defines “change in control” to have the same meaning as provided in the 2016 Equity Incentive Plan (as described below). Amounts

2019 Proxy Statement	Page 57

payable under the Company’s Severance Plan in connection with a “change in control” are subject to reduction under Sections 280G and 4999 of the Internal Revenue Code.

In addition, the Company’s Severance Plan would provide our NEOs with 12 months of outplacement services upon a “qualifying termination.”

The Company’s Severance Plan also provides that upon a “qualifying termination,” all unvested or unexercisable equity awards held by our named executive officers will immediately vest and all of share options will remain exercisable until the earlier of the fifth anniversary date of the termination or the expiration date of the option.

The Company’s obligation to provide the severance benefits described above to our NEOs under the Company’s Severance Plan is subject to our NEOs providing a release of all claims and complying with applicable non-competition, non-solicitation, confidentiality and other post-employment restrictive covenants included in the Company’s Severance Plan.

The Company’s Severance Plan defines “cause” to mean (i) the executive’s willful and continued failure or refusal to perform his or her duties with the Company (other than as a result of disability or incapacity due to mental or physical illness), subject to a 30 day cure period, (ii) the willful engagement by the executive which is materially and demonstrably injurious to the Company, or (iii) the executive’s indictment of, or plea of nolo contendere with respect to, a felony, or conviction of, or plea of nolo contendere with respect to, any other crime involving theft or, in the sole discretion of the Company, moral turpitude.

The Company’s Severance Plan defines “good reason” to mean any of the following, unless consented to by the executive and subject to a 30-day cure period: (i) the assignment of duties to the executive materially and adversely inconsistent with such executive’s current position; (ii) a reduction of the executive’s base compensation or eligible bonus opportunity under the Company’s annual incentive program or the executive’s discontinued eligibility for long-term incentive awards under the Company’s long-term incentive plan, if, in the aggregate, results in a material reduction in the executive’s total direct compensation; or (iii) any requirement that the executive be based at any office outside of a 50-mile radius of his or her or her assigned primary work location with the Company without the executive’s consent.

As of December 31, 2018, our NEOs (other than Mr. Earnest) held unvested option and restricted share awards under the 2016 Equity Incentive Plan and the 2007 Equity Incentive Plan that were subject to accelerated vesting provisions upon a change in control of the Company or certain events of the executive’s termination of service. Under the 2016 Equity Incentive Plan and 2007 Equity Incentive Plan and related award agreements, in the event of a NEO’s death or disability all of the executive’s unvested option awards immediately vest and become exercisable and all restrictions applicable to the executive’s unvested restricted share awards lapse and such awards become fully vest. The 2016 Equity Incentive Plan and 2007 Equity Incentive Plan also provide that, upon a “change in control” of the Company, all awards outstanding under the plan will become fully exercisable, fully vested or fully payable, as applicable, and all restrictions and conditions on such awards will be deemed satisfied. Under the 2016 Equity Incentive Plan and the 2007 Equity Incentive Plan, a “change in control” is deemed to have occurred if:

•

Incumbent trustees (defined as trustees of the Company on the effective date of the 2016 Equity Incentive Plan or the 2007 Equity Incentive Plan, as applicable, or any trustees who are subsequently elected with the approval of at least two-thirds of the incumbent trustees then on the Board) cease for any reason to constitute at least a majority of the Board;

•

Any person or group becomes the beneficial owner of 25% or more of our voting securities, other than (i) an acquisition by an underwriter in an offering of shares by the Company, (ii) a transaction in which more than 50% of the voting securities of the surviving corporation is

2019 Proxy Statement	Page 58

represented by the holders of our voting securities prior to the transaction, no person or group would become the beneficial owner of 25% or more of the voting securities of the surviving corporation entitled to elect directors (and no current beneficial owner of 25% or more of the Company’s voting securities would increase its percentage of ownership as a result of the transaction), and at least a majority of the directors of the surviving corporation were incumbent trustees of the Company (a “non-qualifying transaction”), or (iii) an acquisition of shares directly from the Company in a transaction approved by a majority of the incumbent trustees;

•

The consummation of a merger, consolidation, acquisition, sale of all or substantially all of the Company’s assets or properties or similar transaction that requires the approval of our shareholders, other than a non-qualifying transaction (a “business combination”);

•	The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

•

Any transaction or series of transactions which results in the Company being “closely held” within the meaning of the REIT provisions of the Internal Revenue Code and with respect to which the Board has either waived or failed to enforce the “Excess Share” provisions of our amended and restated declaration of trust.

Under the 2016 Equity Incentive Plan and the 2007 Equity Incentive Plan, a “change in control” will not be deemed to occur solely because a “person” or “group” acquires beneficial ownership of more than 25% of our voting securities as a result of any acquisition of our voting securities by the Company, but if after that acquisition by the Company the “person” or “group” becomes the beneficial owner of any additional such voting securities, a “change in control” will be deemed to occur unless otherwise exempted as set forth above.

Compensation Committee Interlocks and Insider Participation

None of the persons who served on the Company’s Compensation Committee during the last completed fiscal year (Messrs. Bloch, Brady, Brown, Druten and Newman and Ms. Sterneck): (i) was formerly an officer of the Company; (ii) during the last fiscal year, was an officer or employee of the Company; or (iii) had any relationship requiring disclosure under Item 404 of Regulation S-K. None of the Company’s executive officers, during the last completed fiscal year, served as: (i) a member of the compensation committee of another entity, one of whose executive officers served on the Company’s Compensation Committee; (ii) a director of another entity, one of whose executive officers served on the Company’s Compensation Committee; or (iii) a member of the compensation committee of another entity, one of whose executive officers served as the Company’s trustee.

CEO Pay Ratio

Set forth below for 2018 is a comparison of (i) the median of the annual total compensation of all employees of the Company and its consolidated subsidiaries (except the Chief Executive Officer of the Company) and (ii) the annual total compensation of the Chief Executive Officer. The information is provided pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K. The median of the annual total compensation and the pay ratio described below are reasonable estimates calculated by the Company in a manner consistent with Item 402(u).

We estimate that the median of the annual total compensation of all employees of the Company and its consolidated subsidiaries (except our Chief Executive Officer) was approximately $142,574 for 2018. The annual total compensation of Mr. Silvers, our Chief Executive Officer, as reported in the Summary

2019 Proxy Statement	Page 59

Compensation Table included elsewhere in this Proxy Statement, was $5,127,153 for 2018. Based on this information, we estimate that the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was 36 to 1 for 2018.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our Chief Executive Officer, we used the following methodology and made the following material assumptions, adjustments, and estimates:

•

We determined that, as of December 31, 2018, our employee population consisted of approximately 70 individuals, all of whom are located in the United States. This population consisted of our full-time and part-time employees.

•

To identify the “median employee” from our employee population, we compared the amount of gross earnings before pre-tax deductions of our employees (other than our Chief Executive Officer) who were employed by us on December 31, 2018, as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2018. We used gross earnings before pre-tax deductions as a compensation measure because we believe that it reasonably reflects the total annual compensation of our employees and can be consistently applied to all of our employees included in the calculation. For purposes of identifying the median employee, we annualized the base salaries of full-time employees who were employed by us on December 31, 2018, but did not work for us for the entire fiscal year. The resulting total gross earnings before pre-tax deductions for all employees (other than our Chief Executive Officer) were sorted from high to low, and the median employee was identified.

•

Once we identified our median employee, we included the elements of such employee’s compensation for 2018 determined in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2018 Summary Compensation Table included in this Proxy Statement, which was calculated in accordance with the same requirements of Item 402(c)(2)(x) of Regulation S-K.

2019 Proxy Statement	Page 60

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding securities to be issued upon the exercise of outstanding options, warrants and rights and securities available for issuance under the Company’s equity compensation plans as of December 31, 2018.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	258,446	(2)	$51.98	(3)	1,322,389	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	258,446		$51.98		1,322,389

(1)

All grants of equity awards were issued under the Company’s 2007 Equity Incentive Plan prior to May 12, 2016, and under the Company’s 2016 Equity Incentive Plan on and after May 12, 2016. The Company’s 2016 Equity Incentive Plan replaced the Company’s 2007 Equity Incentive Plan. Each of the plans was approved by the Company’s shareholders.

(2)

This number includes: (i) 228,825 common shares issuable upon the exercise of options granted under the Company’s 2007 Equity Incentive Plan; (ii) 6,050 common shares issuable upon the exercise of options granted under the Company’s 2016 Equity Incentive Plan; and (iii) 23,571 common shares subject to vested restricted share units granted to non-employee trustees under the Company’s 2007 Equity Incentive Plan and the Company’s 2016 Equity Incentive Plan for which the non-employee trustees have elected to defer receipt until a later date.

(3)

The 23,571 common shares subject to vested restricted share units granted to non-employee trustees under the Company’s 2007 Equity Incentive Plan and the Company’s 2016 Equity Incentive Plan for which the non-employee trustees have elected to defer receipt until a later date are excluded from the weighted average price calculation.

(4)

This number represents shares available for issuance under the Company’s 2016 Equity Incentive Plan. Upon shareholder approval of the Company’s 2016 Equity Incentive Plan, no further awards were permitted to be made under the Company’s 2007 Equity Incentive Plan.

2019 Proxy Statement	Page 61

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Trustees has reviewed and discussed the information provided in “Compensation Discussion and Analysis” with management and, based on the review and discussions, the Compensation Committee recommended to the Board of Trustees that the “Compensation Discussion and Analysis” be included in this proxy statement.

By the Compensation Committee:

Thomas M. Bloch

Barrett Brady

Peter C. Brown

James B. Connor

Robert J. Druten

Jack A. Newman, Jr.

Robin P. Sterneck

This Compensation Committee Report and the “Compensation Discussion and Analysis” is not deemed “soliciting material” and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

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AUDIT COMMITTEE REPORT

In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s 2018 audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16 (codified as Auditing Standard No. 1301), “Communications with Audit Committees,” and the rules of the SEC and NYSE. This included a discussion of the firm’s judgments regarding the quality, not just the acceptability, of the Company’s accounting principles and the other matters required to be discussed with the Audit Committee under the rules of the NYSE and the PCAOB. In addition, the Audit Committee received from the firm the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from management and the Company.

The Audit Committee discussed with management and the firm the overall scope and plans for the audit of the consolidated financial statements. The Audit Committee meets periodically with management and the independent registered public accounting firm to discuss the results of their audits, the Company’s disclosure controls and procedures, internal control over financial reporting and internal audit function, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees, and the Board approved, that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

By the Audit Committee:

Thomas M. Bloch

Barrett Brady

Peter C. Brown

James B. Connor

Robert J. Druten

Jack A. Newman, Jr.

Robin P. Sterneck

This Audit Committee Report is not deemed “soliciting material” and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

2019 Proxy Statement	Page 63

TRANSACTIONS BETWEEN THE COMPANY AND

TRUSTEES, OFFICERS OR THEIR AFFILIATES

The Company has established Company Governance Guidelines and Independence Standards for Trustees which cover (generally and specifically) the types of related party transactions addressed by SEC and NYSE rules. The Board is responsible for evaluating these standards and ensuring compliance with these guidelines and they also apply, to the extent applicable, these standards and guidelines to executive officers in a manner to satisfy Item 404 of Regulation S-K. Although the application of these specific standards and policies to executive officers is not expressly provided in a formal written policy, the Company’s Code of Ethics and Business Conduct provides that employees (including executive officers) and trustees of the Company should avoid conflicts of interest with regard to their own or the Company’s interest. Under the Code, a conflict of interest exists whenever an individual’s private interests interfere or are at odds with the interests of the Company. Any waiver of the provisions of the Code for executive officers or trustees may only be made by the Board, and any such waiver will be disclosed as required by law or regulation and the rules of the NYSE.

The Company does not have a formal written policy specifically for security holders covered by Item 403(a) of Regulation S-K. However, the Board applies the general standards and guidelines set forth in the guidelines and standards discussed above for purposes of determining transactions requiring disclosure under Item 404(a) of Regulation S-K.

2019 Proxy Statement	Page 64

Proposal No. 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

What are you voting on?	We are asking our shareholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2019.

At the Annual Meeting, the shareholders are being asked to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2019. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders. Representatives of KPMG LLP are expected to be present at the annual meeting and will be available to make a statement and respond to appropriate questions about their services. Neither the trustees, nor the nominees for trustee have a personal interest in the approval of this proposal.

Vote Required	The affirmative vote of a majority of the votes cast on this proposal is required to approve this proposal.

Your Board recommends a vote “FOR” ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2019.

Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth the fees billed or expected to be billed to the Company by KPMG LLP for services rendered for the years ended December 31, 2018 and December 31, 2017.

	2018	2017

Audit Fees(1)	$977,095	$1,065,550

Audit-Related Fees	—	—

Tax Fees(2)	449,584	$389,046

All Other Fees	—	—

Total	$1,426,679	$1,454,596

(1)

Audit fees relate to professional services rendered in connection with the audit of the Company’s annual consolidated financial statements and internal controls over financial reporting, the review of quarterly condensed consolidated financial statements included in the Company’s Form 10-Q reports, consents, comfort letters and audit services provided in connection with other statutory and regulatory filings.

(2)

Tax fees relate to professional services rendered in connection with tax preparation and compliance, tax consulting and advice and tax planning, including REIT tax compliance, and U.S. and Canadian tax compliance, as well as fees for tax advisory, planning or consulting services for certain nonrecurring capital structure events. Tax fees for the year ended December 31, 2018 includes $246,457 for tax return preparation and compliance and $203,127 for tax consulting. Accordingly, the Company’s audit and tax return preparation and compliance fees for fiscal 2018 totaled $1,223,552, or 85.8% of total fees, and non-audit fees

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for fiscal 2018 totaled $203,127, or 14.2% of total fees. Tax fees for the year ended December 31, 2017 includes $239,030 for tax return preparation and compliance and $150,016 for tax consulting. Accordingly, the Company’s audit and tax return preparation and compliance fees for fiscal 2017 totaled $1,304,580, or 89.7% of total fees, and non-audit fees for fiscal 2017 totaled $150,016, or 10.3% of total fees.

Pre-Approval Policies

The Audit Committee has adopted policies which require that the provision of services by the independent registered public accounting firm, and the fees therefore, be pre-approved by the Audit Committee. The policies are more particularly described in the section of this Proxy Statement titled “Company Governance - Audit Committee.” The services provided by KPMG LLP in 2018 and 2017 were pre-approved by the audit committee in accordance with those policies.

The Audit Committee considered whether KPMG LLP’s provision of tax services in 2018 and 2017 was compatible with maintaining its independence from management and the Company, and determined that the provision of those services was compatible with its independence.

2019 Proxy Statement	Page 66

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our trustees, executive officers and holders of more than 10% of a registered class of our equity securities and certain other persons, to file reports with the Securities and Exchange Commission regarding their ownership and changes in ownership of our equity securities.

To our knowledge, based solely on a review of Forms 3, 4, 5 and amendments thereto furnished to us and written representations that no other reports were required, during and for the fiscal year ended December 31, 2018, all Section 16(a) filing requirements applicable to our trustees, executive officers and greater than 10% beneficial owners were complied with in a timely manner.

2019 Proxy Statement	Page 67

SHARE OWNERSHIP

Share Ownership of Trustees and Management

The following table shows as of April 1, 2019, the number of our shares beneficially owned by each of our trustees, the nominees for trustee and our named executive officers, and by all of the trustees and executive officers as a group. All information regarding beneficial ownership was furnished by the trustees, nominees and executive officers listed below. Unless otherwise indicated, each of our trustees and executive officers listed below has sole voting power and sole investment power with respect to the shares indicated as beneficially owned. In addition, unless otherwise indicated, the mailing address for each of our trustees and executive officers listed below is EPR Properties, 909 Walnut Street, Suite 200, Kansas City, Missouri 64106.

Title of Class	Name of Beneficial Owners	Amount and Nature of Beneficial Ownership(1)	Percent of Shares Outstanding(2)
Common Shares	Gregory K. Silvers(3)	494,074	*
Common Shares	Mark A. Peterson(4)	166,757	*
Common Shares	Morgan G. Earnest II(5)	151,490	*
Common Shares	Michael L. Hirons(6)	78,382	*
Common Shares	Craig L. Evans(7)	61,544	*
Common Shares	Barrett Brady(8)	50,227	*
Common Shares	Robert J. Druten(9)	45,293	*
Common Shares	Jack A. Newman, Jr.(10)	36,901	*
Common Shares	Tonya L. Mater(11)	33,163	*
Common Shares	Thomas M. Bloch(12)	19,723	*
Common Shares	Robin P. Sterneck(13)	16,229	*
Common Shares	Peter C. Brown(14)	9,444	*
Common Shares	James B. Connor(15)	1,156	*
Common Shares	All trustees, nominees and executive officers as a group (12 persons)(16)	1,012,893	1.34%

* Less than 1 percent.

(1)

Includes common shares which the named individuals hold and have the right to acquire within 60 days after April 1, 2019 under existing options and common shares issuable to the named individuals upon settlement of restricted share units that settle (or can settle) within 60 days after April 1, 2019. Also includes nonvested restricted common shares which the named individuals hold because the individuals have voting rights with respect to such shares.

(2)	Applicable percentages are based on 75,482,123 of our common shares outstanding as of April 1, 2019, adjusted as required by the rules promulgated by the SEC.

(3)	Amount includes 61,554 common shares indirectly held in a trust, 24,361 common shares issuable upon the exercise of options and 155,560 nonvested restricted common shares.

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(4)	Amount includes 59,150 common shares indirectly held in a trust with Mr. Peterson’s spouse, 21,295 common shares issuable upon the exercise of options and 86,312 nonvested restricted common shares.

(5)

Mr. Earnest ceased acting as an executive officer in March 2018 and his employment with the Company was formally terminated in January 2019. The information provided is to the best of the Company’s knowledge.

(6)	Amount includes 11,977 common shares indirectly held in a trust, 17,919 common shares issuable upon the exercise of options and 48,486 nonvested restricted common shares.

(7)	Amount includes 10,459 common shares held in trust, 1,959 common shares held jointly with Mr. Evans’ spouse and 47,783 nonvested restricted common shares.

(8)	Amount includes 12,112 common shares indirectly held in a trust, 7,557 common shares issuable upon the exercise of options and 30,558 common shares issuable upon settlement of restricted share units.

(9)	Amount includes 3,000 common shares indirectly held in an IRA, 3,858 common shares issuable upon the exercise of options and 9,954 common shares issuable upon settlement of restricted share units.

(10)	Amount includes 3,858 common shares issuable upon the exercise of options and 30,244 common shares issuable upon settlement of restricted share units.

(11)	Amount includes 1,201 common shares issuable upon the exercise of options and 20,715 nonvested restricted common shares.

(12)	Amount includes 1,000 common shares indirectly held in a trust and 3,799 common shares issuable upon settlement of restricted share units.

(13)	Amount includes 14,347 common shares issuable upon settlement of restricted share units.

(14)	Amount includes 3,799 common shares issuable upon settlement of restricted share units.

(15)	Amount includes 1,156 common shares issuable upon settlement of restricted share units.

(16)

Shares held by all trustees, nominees and executive officers as a group reported in the table include 80,049 common shares that the individuals have the right to acquire under options, 93,857 common shares issuable to the individuals upon settlement of restricted share units and 358,856 nonvested restricted common shares. Does not include shares reported as beneficially owned in the table above by Mr. Earnest as he was not serving as an executive officer of the Company as of the date of this Proxy Statement.

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Principal Shareholders

The following table shows as of April 1, 2019, the number of our common shares beneficially owned by each person or group that we know beneficially owns more than 5% of our common shares. Except as stated below, we know of no single person or group that is the beneficial owner of more than 5% of our common shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares Outstanding(1)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	10,937,932(2)	14.5%
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	9,590,809(3)	12.7%

(1)	Applicable percentages are based on 75,482,123 of our common shares outstanding as of April 1, 2019, adjusted as required by the rules promulgated by the SEC.

(2)

Based solely on disclosures made by The Vanguard Group, Inc. (“Vanguard”) in a report on Schedule 13G/A filed with the SEC on February 11, 2019. In the Schedule 13G/A filed by Vanguard, Vanguard reports having sole voting power over 100,756 common shares, sole dispositive power over 10,826,096 common shares, shared voting power over 83,639 common shares and shared dispositive power over 111,836 common shares. Additionally, the Schedule 13G/A filed by Vanguard reports that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 28,197 shares as a result of its serving as investment manager of collective trust accounts, and also reports that Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 156,198 shares as a result of its serving as investment manager of Australian investment offerings. In addition, Vanguard Specialized Funds—Vanguard REIT Index Fund also filed a Schedule 13G/A with the SEC on January 31, 2019, reporting that it has sole voting power over 3,532,994 common shares, which shares are included in the total number of shares shown held by Vanguard.

(3)

Based solely on disclosures made by BlackRock, Inc. (“BlackRock”) in a report on Schedule 13G/A filed with the SEC on January 28, 2019. In the Schedule 13G/A filed by BlackRock, BlackRock reports having sole voting power over 9,166,795 common shares and sole dispositive power over 9,590,809 common shares. Additionally, the Schedule 13G/A filed by BlackRock reports that BlackRock is the parent holding company or control person for certain subsidiaries that have acquired our common shares and that are listed in that Schedule 13G/A.

2019 Proxy Statement	Page 70

SHAREHOLDER PROPOSALS, TRUSTEE NOMINATIONS

AND RELATED BYLAW PROVISIONS

What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders?

You may submit proposals for consideration at future shareholder meetings. For a shareholder proposal to be considered for inclusion in the Company’s proxy statement for the annual meeting next year, the Secretary must receive the written proposal at our principal executive offices no later than December 20, 2019. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. Proposals should be addressed to:

Secretary

EPR Properties

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

For a shareholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8, the shareholder must provide the information required by the Company’s Bylaws and give timely notice to the Secretary in accordance with the Company’s Bylaws, which, in general, require that the notice be received by the Secretary:

•	Not earlier than the close of business on March 1, 2019; and

•	Not later than the close of business on March 31, 2019.

If the date of the shareholder meeting is moved more than 30 days before or 60 days after the anniversary of the Company’s annual meeting for the prior year, then notice of a shareholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8 must be received no earlier than the close of business 90 days prior to the meeting and not later than the close of business 60 days prior to the meeting.

How may I recommend or nominate individuals to serve as trustees?

You may propose trustee candidates for consideration by the Board’s Nominating/Company Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Secretary at the address of our principal executive offices set forth above.

In addition, the Company’s Bylaws permit shareholders to nominate trustees for election at an annual shareholder meeting. To nominate a trustee, the shareholder must deliver the information required by the Company’s Bylaws.

What is the deadline to propose or nominate individuals to serve as trustees?

A shareholder may send a proposed trustee’s candidate’s name and information to the Board at any time. Generally, such proposed candidates are considered at the Board meeting prior to the annual meeting.

To nominate an individual for election at an annual shareholder meeting, the shareholder must give timely notice to the Secretary in accordance with the Company’s Bylaws, which, in general, require that the notice be received by the Secretary between the close of business on March 1, 2019 and the close of business on March 31, 2019, unless the date of the shareholder meeting is moved more than 30 days before or 60 days after the anniversary of the Company’s annual meeting for the prior year, then notice of a shareholder nomination must be received no earlier than the close of business 90 days prior to the meeting and not later than the close of business 60 days prior to the meeting.

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How may I obtain a copy of the Company’s Bylaw provisions regarding shareholder proposals and trustee nominations?

You may contact the Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating trustee candidates. The Company’s Bylaws also are available on the Company’s website at www.eprkc.com.

Must the Board of Trustees approve my proposal?

Our Declaration of Trust provides that the submission of any action to the shareholders for their consideration must first be approved by the Board of Trustees.

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OTHER MATTERS

As of the date of this Proxy Statement, we have not been presented with any other business for consideration at the Annual Meeting. If any other matter is properly brought before the meeting for action by the shareholders, your proxy (unless revoked) will be voted in accordance with the recommendation of the Board of Trustees, or the judgment of the proxy holders if no recommendation is made.

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MISCELLANEOUS

Proxy Solicitation

The Company has made these proxy materials available to shareholders in connection with our Board of Trustees’ solicitation of proxies for use at the Annual Meeting. We will bear all costs of the solicitation. After the initial mailing of the Notice, proxies may be solicited by mail, telephone, telegram, facsimile, e-mail or personally by trustees, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the Notice to the beneficial owners of shares held of record by them, forward printed proxy materials by mail to such beneficial owners who specifically request them and obtain such beneficial owners’ voting instructions, and their reasonable out-of-pocket expenses, together with those of our transfer agent, will be paid by us.

Annual Report

We refer you to our Annual Report, containing consolidated financial statements for the year ended December 31, 2018, filed with the SEC. Alternatively, you may access our Annual Report on our website at www.eprkc.com. You must not regard the Annual Report as additional proxy solicitation material.

We will provide without charge, upon written request to the Secretary of the Company at the address listed on the cover page of this proxy statement, a copy of our annual report on Form 10-K, including the consolidated financial statements and financial statement schedules, filed with the Securities and Exchange Commission for the year ended December 31, 2018.

BY ORDER OF THE BOARD OF TRUSTEES

Craig L. Evans Senior Vice President, General Counsel and Secretary April 18, 2019

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Your vote matters – here’s how to vote You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00 a.m., Central Time, on May 30, 2019. Online Go to www.envisionreports.com/EPR or scan the QR code – login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/EPR 2019 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals – The Board of Trustees unanimously recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3. 1. Election of Trustees: For Withhold For Withhold For Withhold 01 - Barrett Brady 02 - Peter C. Brown 03 - James B. Connor 2. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in these proxy materials. 4. To act upon any other matters that may properly come before the meeting or any adjournment or postponement thereof. For Against Abstain 3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2019. For Against Abstain B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) – Please print date below. Signature 1 – Please keep signature within the box. Signature 2 – Please keep signature within the box. 3 2 B V 4 0 6 0 6 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 02ZH8C Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. C 1234567890 J N T 1234 5678 9012 345

YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/EPR Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/EPR IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy - EPR Properties This proxy is being solicited on behalf of the Board of Trustees for the Annual Meeting of Shareholders on Thursday, May 30, 2019. As a shareholder of EPR Properties (the “Company”), I appoint Gregory K. Silvers, Mark A. Peterson and Craig L. Evans as my attorneys-in-fact and proxies (with full power of substitution), and authorize each of them to represent me at the Annual Meeting of Shareholders of the Company to be held at the Company’s offices at 909 Walnut Street, Suite 200, Kansas City, MO 64106, on Thursday, May 30, 2019 at 11:00 a.m. (local time), and at any adjournment or postponement of the meeting, and to vote the common shares of beneficial interest in the Company held by me as designated on the reverse side. This proxy revokes all prior proxies given by me. This proxy, when properly executed, will be voted in the manner directed herein by the shareholder. If no choice is indicated on the proxy, the persons named as proxies intend to vote FOR the election of the nominees listed in Proposal 1 and FOR Proposals 2 and 3. If any other matters come before the meeting, the persons named as proxies will vote in their discretion. PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE C Non-Voting Items Change of Address – Please print new address below. Comments – Please print your comments below.